As filed with the Securities and Exchange Commission on February 10, 2003
                                                Commission File No.
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 (Name of small business issuer in its charter)

      Delaware                       3841                          87-0459536
(State of jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer incorporation
   or organization)          Classification Code Number)      Identification Number)

                              2355 South 1070 West
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
        (Address and telephone number of registrant's principal executive offices and principal place of business)

               Heber C. Maughan, Interim Chief Executive Officer,
        Vice President of Finance, Treasurer and Chief Financial Officer
                              2355 South 1070 West
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
            (Name, address and telephone number of agent for service)
                             ----------------------

                                   Copies to:

                             Randall A. Mackey, Esq.
                             Mackey Price & Thompson
                              350 American Plaza II
                                57 West 200 South
                         Salt Lake City, Utah 84101-3663
                            Telephone: (801) 575-5000

                Approximate date of proposed sale to the public:
                 As soon as practicable after the Registration
                          Statement becomes effective.
                             -----------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reimbursement plans check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ---------------------------


                                            CALCULATION OF REGISTRATION FEE


                         Title of each                                              Proposed         Proposed
                            class of                                Amount           maximum          maximum        Amount of
                        securities to be                             to be        offering price      aggregate     registration
                           registered                             registered        per Share     offering price        fee
---------------------------------------------------------------------------------------------------------------------------------
Resale of Common Stock issuable upon exercise of Class A Warrants   1,000,000         $   7.50       $7,500,000             (1)
Resale of Common Stock issuable upon exercise of Kenneth Jerome
       Warrants.................................................      100,000            8.125          812,500             (1)
Resale of Common Stock issuable upon exercise of Kenneth Jerome
      Warrants..................................................      100,000             7.50          750,000             (1)
Resale of Common Stock issuable upon exercise of Cyndel Warrants      150,000             4.00          600,000             (1)
Resale of Common Stock issuable upon exercise of Cyndel Warrants       75,000             4.00          300,000             (1)
Resale of Common Stock issuable upon exercise of Limberg Warrants     100,000             4.00          400,000             (1)
Resale of Common Stock issuable upon exercise of Limberg Warrants      50,000             4.75          237,500             (1)
Resale of Common Stock issuable upon exercise of Limberg Warrants      50,000             6.75          337,500             (1)
Resale of Common Stock issuable upon exercise of Limberg Warrants      50,000             4.00          200,000             (1)
Resale of Common Stock issuable upon exercise of Consulting for
       Strategic Growth Warrants................................       40,000             3.50          140,000             (1)
Resale of Common Stock issuable upon exercise of Hemmer Warrants       75,000             7.50          562,500             (1)
Resale of Common Stock issuable upon exercise of Kohn and
       Sucoff Warrants..........................................      100,000             4.00          400,000             (1)
Resale of Common Stock issuable upon conversion of Series
        E Preferred Stock.......................................    1,706,432            1.875        3,199,560             (1)
Resale of Common Stock issuable upon exercise of  Series
        E Preferred Warrants....................................      241,095             4.00          964,380             (1)
Resale of Common Stock issuable upon conversion of Series
        F Preferred Stock.......................................    2,181,042            1.875        4,089,454             (1)
Resale of Common Stock issuable upon exercise of  Series
        F Preferred Warrants....................................      230,589             4.00          922,356             (1)
Resale of Common Stock issuable upon exercise of Options........      650,000             4.00        2,600,000             (1)
Resale of Common Stock issuable upon exercise of Options........      359,632             5.00        1,798,160             (1)
Resale of Common Stock issuable upon exercise of Options........      300,000             6.00        1,800,000             (1)
Resale of Common Stock issuable upon exercise of Options........    2,285,500             2.75        6,285,125             (1)
Resale of Common Stock issuable to certain holders of Common Stock    425,000             4.00        1,700,000             (1)
Resale of Common Stock issuable to certain holders of Common Stock  1,307,484            2.125        2,778,404             (1)
Resale of Common Stock issuable to certain holders of Common Stock    425,580             2.14          910,741             (1)
Resale of Common Stock issuable to certain holders of Common Stock  1,968,509             1.16        2,283,470             (1)
Resale of Common Stock issuable upon exercise of Limberg Warrants      50,000             4.00          200,000             (1)
Resale of Common Stock issuable upon exercise of Kaplan Warrants      100,000             3.00          300,000             (1)
Resale of Common Stock issuable upon exercise of Cyndel Warrants      250,000             3.00          750,000             (1)
Resale of Common Stock issuable upon exercise of Rodman &
       Renshaw Warrants.........................................       35,000             2.00           70,000             (1)
Resale of Common Stock issuable upon exercise of Warrants.......      788,750              .25          197,188           18.14
Resale of Common Stock issuable to certain holders of common stock  3,654,945              .25          913,736           84.06
                                                                                                                    -----------
      Total Registration Fee....................................                                                    $    102.20
                                                                                                                    ===========
===============================================================================================================================


(1) No registration fee is required as securities were previously registered by Form SB-2 Registration Statement, No. 333- 2496, effective as of July 10, 1996; Form SB-2 Registration Statement No. 333-57711, effective as of September 14, 1998; Form SB-2 Registration Statement No. 333-68471, effective as of January 4, 1999; Form SB-2 Registration Statement No. 333-77267, effective as of May 7, 1999; Form S-3 Registration Statement No. 333-93725, effective as of January 6, 2000; Form S-3 Registration Statement No. 333-44154, effective as of September 1, 2000; Form S-3 Registration Statement No. 333-50846, effective as of December 8, 2000; Form S-3 Registration Statement No. 333- 66742, effective as of August 22, 2001; Form S-3 Registration Statement No. 333-75912, effective as of June 21, 2002; and Form S-3 Registration Statement No. 333-97837, effective as of September 26, 2002. Pursuant to Rule 429, this is a combined registration statement which relates to the securities previously registered by the earlier registration statements and the securities being registered by this registration statement. The number of securities being carried forward, which were previously registered by the earlier registration statements, is 14,479,693 shares of common stock, and the total amount of the previously paid registration fees associated with such securities that were previously registered is $22,601.54. The number of shares being registered by this registration statement is 18,849,558 shares.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

PROSPECTUS
----------


                        18,849,558 Shares of Common Stock


                        PARADIGM MEDICAL INDUSTRIES, INC.



         Paradigm Medical Industries, Inc. is registering for resale a total of 18,849,558 shares of common stock. Our securities trade on The Nasdaq SmallCap Market under the symbols PMED and PMEDW. On February 5, 2003, the last sale price for our common stock was $.21 per share and the last sale price for our Class A warrants was $.06 per warrant.

         We are registering the resale of common stock for certain shareholders and will only receive proceeds to the extent that outstanding warrants or options are exercised. The exercise price for all of the outstanding warrants and options exceeds the current trading price for our common stock and, as a result, the outstanding warrants and options are not likely to be exercised unless the trading price increases substantially. There are only 823,750 shares of our common stock underlying these warrants and options that are exercisable for less than $2.75 per share. All other shares of our common stock being registered are either outstanding or will be issued upon conversion of outstanding preferred stock, and we will derive no proceeds from the conversions or subsequent resales of such shares.

         Investing in the common stock involves risks that are described in the "Risk Factors" section beginning on page 6 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



               The date of this prospectus is February ___, 2003.

                               PROSPECTUS SUMMARY

         This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

The Company

         We develop, manufacture, market and sell ophthalmic surgical and diagnostic instrumentation and related accessories, including disposable products. We manufacture and market three cataract surgery systems for minimally invasive cataract treatment with related accessories and disposable products. Our flagship cataract removal system, the Photon(TM) laser system, is a laser cataract removal surgery system marketed as the next generation of cataract removal. The Photon(TM) product is currently undergoing investigational trials in the United States. The Photon(TM) is available for sale in many markets outside of the United States. The Photon(TM) is manufactured and marketed with the Precisionist Thirty Thousand(TM), an ultrasonic cataract removal system. Both the Photon(TM) and the Precisionist(TM) are manufactured as an Ophthalmic Surgical Workstation(TM). We plan to market the Ophthalmic Surgical Workstation(TM) as a plug-in module for the Photon(TM) and other lasers for use in eyecare and other medical specialties. Our surgical products also include the Innovatome(TM), a microkeratome used for cutting a corneal flap in refractive surgery, which we purchased from Innovative Optics, Inc. in January 2002.

         Our diagnostic products include a pachymeter, an A-Scan, an A/B Scan, an UBM biomicroscope, a perimeter, a corneal topographer and the Blood flow Analyzer (TM). The diagnostic ultrasonic products, including the pachymeter, the A-Scan, the A/B Scan and the UBM biomicroscope, were acquired in 1998 from Humphrey Systems, a division of Carl Zeiss, Inc. The perimeter and the corneal topographer were added when we acquired Vismed, Inc. d/b/a/ Dicon(TM) in June of 2000. We acquired Ocular Blood Flow, Ltd. in June of 2000, whose principal product is the Blood Flow Analyzer(TM). This product is designed for the measurement of intraocular pressure and pulsatile ocular blood flow volume for detection and treatment of glaucoma. We are currently developing additional applications for all of our diagnostic products.

         We rely upon several products for revenues. For the nine months ended September 30, 2002, 24% of our revenues were derived from the Dicon(TM) diagnostic products sales (the perimeter and the corneal topographer), 8% of revenues from Blood Flow Analyzer(TM) sales, 24% of revenues from UBM biomicroscope sales, 12% of revenues from Humphrey systems diagnostic products sales (the pachymeter, the A-Scan and the A/B Scan), 7% of revenues from cataract removal surgery sales, and 25% of revenues from services, disposables and other sales. For the fiscal year ended December 31, 2001, 26% of our revenues were derived from the Dicon(TM) diagnostic products sales (the perimeter and the corneal topographer), 25% of revenues from Blood Flow Analyzer(TM) sales, 22% of revenues from UBM biomicroscope sales, 8% of revenues from Humphrey Systems diagnostic products sales (the pachymeter, the A-Scan and the A/B Scan), 8% of revenues from cataract removal surgery sales and disposables, and 11% of revenues from service and other sales. Our principal executive offices are located at 2355 South 1070 West, Salt Lake City, Utah 84119 and our telephone number is (801) 977-8970.

Recent Developments

         Unaudited revenues for the nine months ended September 30, 2002 were $3,894,000 as compared to $5,035,000 for the comparable period for 2001, and audited revenues were $7,919,000 for fiscal 2001, as compared to $7,989,000 for fiscal 2000. Financial information as of and for the year ended December 31, 2001 are included in our Annual Report on Form 10-KSB, which was filed on April 11, 2002, and is incorporated by reference into this prospectus. Financial information as of and for the nine months ended September 30, 2002 are included in our Quarterly Report on Form 10-QSB, which was filed on November 19, 2002, and is incorporated by reference into this prospectus.

         In October 2001, we made a supplemental submission to the Food and Drug Administration (FDA) for our 510(k) predicate device application for the Photon(TM) laser system. In December 2001, we received a preliminary review from the FDA regarding the supplemental submission. As a result of that preliminary review, we submitted additional clinical information to the FDA on February 6, 2002. On May 7, 2002, we received a letter from the FDA requesting further clinical information. We are in the process of generating the additional clinical information in response to the letter. We expect to make a submission to the FDA with the additional clinical information within the third quarter of 2003. We believe the costs of generating the additional clinical information will not be substantial and will not adversely impact the results of our operations.

         In December 2001, we initiated the first phase of a corporate downsizing program to reduce our operating expenses. We implemented the second phase of our downsizing program in the second quarter of 2002, by closing and transferring our manufacturing from our site in San Diego, California to Salt Lake City, resulting in further reductions in operating expenses. As a result of the downsizing program and some resignations, the number of our employees has been reduced by 70% from 112 to 33 employees. The estimated cost savings from the downsizing program will be in excess of $2,000,000 annually. The costs of downsizing have included one-time expenses of approximately $43,000 for moving and travel and annual expenses of $84,000 for new leasehold space in Salt Lake City. In addition, we expect to incur additional one-time expenses of approximately $15,000 for relocation of key employees to Salt Lake City. We realized a net cost savings from downsizing of approximately $1,614,000 during the first nine months of 2002.

         On August 30, 2002, Thomas F. Motter resigned as chairman of the board, chief executive officer and a director of the Company. Also on August 30, 2002, our board of directors announced that it had removed Mark R. Miehle as president and chief operating officer, effective as of that date. Mr. Miehle has entered into a consulting agreement with us. Our board of directors named Heber C. Maughan as interim chief executive officer and Aziz Mohabbat as interim chief operating officer. Mr. Maughan will also continue as vice president of finance and chief financial officer, and Mr. Mohabbat will also continue to serve as vice president of operations.

         On August 30, 2002, our board of directors announced that it had been in discussions for approximately nine months with Westland Financial Corporation aimed at supplying our surgical and diagnostic equipment to Mexican ophthalmic practitioners. Westland is primarily involved in financing and leasing activities and international sales transactions. In the past, we have had a business relationship with Westland.

         Upon investigation, our board of directors determined that the purchase order referenced in a press release dated July 11, 2002, was not of such a nature as to be enforceable for the purpose of sales or revenue recognition. Moreover, we have not sent any shipment of medical products to Mexican ophthalmic practitioners nor received payment for these products pursuant to those discussions.

         Although discussions with Westland are continuing regarding sales and marketing activities for our medical device products in Mexico, our board of directors announced that it could not predict or provide any assurance that any transactions would result. As a consequence, our board believes that the financial guidance in the July 11, 2002 press release concerning fourth quarter and full year 2002 results is not appropriate.

         On September 6, 2002, we completed a private offering to fund our working capital requirements. We raised a total of $631,000 from three accredited investors through the sale of 2,524,000 shares of common stock at $.25 per share and warrants to purchase 631,000 shares of common stock at an exercise price of $.25 per share. The warrants are exercisable for a period of three years.

         On September 19, 2002, we completed a transaction with International Bio-Immune Systems, Inc., a Delaware corporation ("IBS"), in which we acquired 19.9% of the outstanding shares of IBS common stock through the exchange and issuance of 738,719 shares of our common stock for 2,663,254 shares of common stock of IBS, the receipt of warrants to purchase 1,200,000 shares of common stock of IBS at $2.50 per share for a period of two years, the lending of 300,000 shares of our common stock to IBS, and the payment of certain expenses of IBS through the issuance of an aggregate of 94,000 shares of our common stock to IBS and its counsel.

         On October 21, 2002, we received clearance from the U.S. Food and Drug Administration (FDA) on its 510(k) application for additional indications of use for the Company's patented Ocular Blood Flow Analyzer(TM) device. The newly cleared indications include pulsatile ocular blood flow and pulsatile ocular blood volume. These are diagnostic measurements that assess the hemodynamic and vascular health of the eye. With these indications of use, the Blood Flow Analyzer(TM) provides the ophthalmologist and optometrist the ability to detect and monitor deficiencies in the flow of blood to the living cells in the eye rapidly at the point of care. Compromised ocular blood flow has been implicated in a number of ocular diseases, such as glaucoma. We believe the new indications for use will significantly enhance the marketability of the Blood Flow Analyzer(TM).

Recent Legal Proceedings and Material Liability

         We received a demand letter dated December 30, 2002 from counsel for Thomas F. Motter, our former chairman and chief executive officer. Mr. Motter claims in the letter that he was entitled to certain stock options that had not been issued to him in a timely manner. By the time the options were actually issued to him, however, they had expired. Mr. Motter contends that if the options had been issued in a timely manner, he would have exercised them in a manner that would have given him a substantial benefit. Mr. Motter requests restitution for the loss of the financial opportunity. Mr. Motter also claims that he was defrauded by us by not being given an extended employment agreement when he terminated the change of control agreement that he had entered into with us.

         Mr. Motter is further claiming payment for accrued vacation time during the 13 years he had been employed by us, asserting that he only had a total of four weeks of vacation during that period. Finally, Mr. Motter is threatening a shareholder derivative action against us because of our board of directors' alleged failure to conduct an investigation into conversations that took place in a chat room on Yahoo. Mr. Motter asserts that certain individuals participating in the conversations were our officers or directors whose interests were in conflict with the interests of the shareholders. We believe that Mr. Motter's claims and assertions are without merit and intends to vigorously defend against any legal action that Mr. Motter may bring against us.

         We received a demand letter dated January 6, 2003 from counsel for Westcore STIPG, LLC, the landlord with regard to the lease on our former facilities in San Diego, California. The letter demands payment of $10,567 plus interest, attorney's fees and costs for the repairs and restoration work on the San Diego facilities, after a deduction of our $6,000 security deposit. We reject these claims, contending that the security deposit was adequate to pay for any repairs or restoration expenses on the premises.

         We received a demand letter dated December 9, 2002 from counsel for Dan Blacklock, dba Danlin Corp. The letter demands payment in the amount of $65,161 for manufacturing and supplying parts for our microkeratome blades. Our records show that we received approximately $34,824 in parts from the Danlin Corp., but that the additional amounts that the Danlin Corp claims are owed, were from parts that were received but rejected by us because they had never been ordered.

         We received demand letters dated September 29, 2002 and December 10, 2002 from counsel for CitiCorp, Vendor Finance, Inc. and its successor-in-interest, The Copy Man dba TCM Business. The letters demand payment of $49,627 plus interest for the leasing of two copy machines that were delivered to our Salt Lake City facilities on or about April of 2000. The majority of the amounts alleged to be owed by us are from the remaining payments on the leases. We dispute the amounts allegedly owed, asserting that the copy machines, which we returned to the leasing company, did not work properly.

         We completed a stock purchase transaction on June 20, 2000, to acquire all of the outstanding shares of common stock of Ocular Blood Flow, Ltd., a United Kingdom registered limited company ("OBF"), from Malcolm Redman, the sole shareholder of OBF, including the rights to the Blood Flow Analyzer(TM). In connection with the transaction, we entered into a three-year Consulting
Agreement with Mr. Redman, requiring the payment of 36 equal monthly installments of $6,000 through June 20, 2003, for consulting services. As of December 31, 2002, we owed $12,000 to Mr. Redman for payments due on November 20, 2002 and December 20, 2002. We also entered into a Royalty Agreement with Mr. Redman on June 20, 2000, requiring a royalty of 10% of the net sales of Blood Flow Analyzer(TM), including underlying workstation units, sold by us. As of December 31, 2002, approximately $169,016 in royalties were due and owing to Mr. Redman under the Royalty Agreement.

Tax Liabilities

         We estimate that about $10,000 in sales taxes are currently owing in states in which we have sold our products and equipment.

The Offering

Securities Offered ......   The resale  of  18,849,558  shares  of common stock,
                            consisting of the following:

                              o The resale of 1,000,000 shares issuable upon exercise of Class A warrants with an exercise price of $7.50 per share.

                              o The resale of 200,000 shares issuable upon exercise of warrants by Kenneth Jerome & Co. with exercise prices ranging from $7.50 to $8.l25 per share.

                              o The resale of 475,000 shares issuable upon exercise of warrants by Cyndel & Co., Inc. with exercise prices ranging from $3.00 to $4.00 per share.

                              o The resale of 300,000 shares issuable upon exercise of warrants by Dr. Michael B. Limberg with exercise prices ranging from $4.00 to $6.75 per share.

                              o The resale of 40,000 shares issuable upon exercise of warrants by Consulting for Strategic Growth, Ltd. with exercise prices ranging from $2.78 to $3.89 per share.

                              o The resale of 75,000 shares issuable upon the exercise of warrants by John W. Hemmer with exercise price of $7.50 per share.

                              o The resale of 50,000 shares issuable upon exercise of warrants by Helen Cohn with an exercise price of $4.00 per share.

                              o The resale of 50,000 shares issuable upon the exercise of warrants by Ronit Sucoff with an exercise price of $4.00 per share.

                              o The resale of 100,000 shares issuable upon the exercise of warrants by Barry Kaplan Associates with an exercise price of $3.00 per share.

                              o The resale of 35,000 shares issuable upon the exercise of warrants by Rodman & Renshaw, Inc. with an exercise price of $2.00 per share.

                              o The resale of 1,706,432 shares issuable upon conversion of Series E preferred stock with a conversion price of $1.875 per share.

                              o The resale of 241,095 shares issuable upon the exercise of warrants by Series E preferred holders with an exercise price of $4.00 per share.

                              o The resale of 2,181,042 shares issuable upon conversion by Series F preferred stock with a conversion price of $1.875 per share.

                              o The resale of 230,589 shares issuable upon exercise of warrants by Series F preferred holders with an exercise price of $4.00 per share.

                              o The resale of 788,750 shares issuable upon exercise of warrants by Paul L. Archambeau,
                                  M.D., John H. Banzhaf, Daniel S. Lipson, Douglas A. MacLeod, M.D., Douglas A. MacLeod, M.D. Profit Sharing Trust, St. Mark's Eye Institute, Milan Holdings, Ltd., Frank G.
                                  Mauro and Delbert D. Reichardt with an exercise price of $.25 per share.

                              o The resale of 300,000 shares issuable upon exercise of options by executive officers, employees and directors with an exercise price of $6.00 per share.

                              o The resale of 359,632 shares issuable upon exercise of options by executive officers, employees and directors with an exercise price of $5.00 per share.

                              o The resale of 650,000 shares issuable upon exercise of options by executive officers, employees and directors with an exercise price of $4.00 per share.

                              o The resale of 2,285,500 shares issuable upon exercise of options by executive officers, employees and directors with an exercise price of $2.75 per share.

                              o   The resale of 7,781,518 shares.

Common stock outstanding
prior to the offering ....  23,377,978 shares.
Common stock outstanding
after the offering .......  32,077,422 shares.

Use of proceeds...........  All funds  received  by us upon  the exercise of the warrants and options will be used for general corporate purposes. We will not receive any proceeds from the conversion of the shares of Series E preferred stock or Series F preferred stock.


Risk Factors/Dilution.....  The offering involves a high degree of risk.
Nasdaq symbols
     Common stock................  PMED
     Class A warrants............  PMEDW


                                  RISK FACTORS

         Before you invest in our Common Stock, you should be aware of the risks described below which constitute all material risks to potential investors. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to invest in our common stock. If any of the following risks actually occurs, our business, financial condition and results of operations could suffer, in which case the trading price of our common stock could decline. No investment should be made by any person who is not in a position to lose the entire amount of his investment.

We have limited working capital, a limited operating history, have accumulated significant losses, and expect our losses to continue.

         As of December 31, 2001, we had limited working capital of $7,706,000. As of September 30, 2002, our working capital was $2,861,000. We also have not been in business for a long time. Our company and its predecessors have been in operation since 1989. Our accumulated deficit was $32,358,000 as of December 31, 2000, $42,501,000 as of December 31, 2001 and $49,832,000 as of September 30,
2002. Our net loss was $10,143,000 for the fiscal year ended December 31, 2001 and $7,331,000 for the nine months ended September 30, 2002. Such losses have resulted principally from costs incurred in connection with research and development, including clinical trials, of the laser surgery system. Medical products were not sold by us until late 1992. Our ability to become profitable largely depends on successfully developing clinical applications and obtain regulatory approvals for our laser surgery products, including the Photon(TM) laser system, and to effectively market such products. The problems and expenses frequently encountered in developing new products and the competitive industry in which we operate will impact whether we are successful. We may never achieve profitability. Furthermore, we may encounter substantial delays and unexpected expenses related to research, development, production, marketing, regulatory matters or other unforeseen difficulties.

Our securities will be delisted from The Nasdaq SmallCap Market if we fail to comply with maintenance standards.

         In order to remain eligible for quotation on the Nasdaq SmallCap Market, we must maintain $2,500,000 in equity, a $35,000,000 market value of the public float (excluding shares held directly or indirectly by officers, directors and controlling stockholders) or have at least $500,000 in net income in our latest fiscal year or two of the last three fiscal years and at least 300 round lot holders of our common stock. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share. We are currently not in compliance with one of the three thresholds for the Nasdaq SmallCap Market, requiring at least $500,000 in net income in our latest fiscal year or two of the latest three fiscal years. In addition, our Common Stock has recently traded at less than $1.00 per share. We are in compliance with the other thresholds and other listing requirements, however. If we are unable to comply with these maintenance standards in the future, including any new standards that may be issued, our securities will be delisted from the Nasdaq SmallCap Market. We may be unable to satisfy all requirements to remain listed on Nasdaq. If delisted from Nasdaq, our securities may then be traded on the OTC Electronic Bulletin Board or in the over-the-counter market in the so-called "pink sheets." As a result, it may be more difficult for an investor to dispose of our securities, or to obtain accurate quotations on their market value. Furthermore, the prices for our securities may be lower than might otherwise be obtained.

If our securities were delisted from The Nasdaq SmallCap Market, additional sales requirements on broker-dealers would adversely effect the ability of purchasers to sell our securities and the trading price of our securities could decline.

         If our securities were to be delisted from Nasdaq as discussed above, they may become subject to Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers that sell securities governed by Rule 15g-9 to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by Rule 15g-9, the broker-dealer must determine whether such persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person's written consent to the transaction prior to sale. Consequently, Rule 15g-9 may adversely effect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

         The Commission has adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), rules promulgated under the Exchange Act require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stocks.

         The foregoing penny stock restrictions will not apply to our securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or if we meet certain minimum net tangible asset or average revenue criteria. There can be no assurance that our securities will qualify for exemption from these restrictions. In any event, even if our securities were exempt from such restrictions, they would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If our securities were subject to the rules on penny stocks, the market liquidity for our securities could be materially adversely affected.

If we are unable to obtain additional capital, we would be required to eliminate certain activities which would adversely effect our operations.

         We may require substantial funds for various purposes, including continuing research and development, expanding clinical trials, completing the FDA approval process for its products (including the Photon(TM) laser system), and manufacturing and marketing its existing products. We do not expect to receive any proceeds from the exercise of warrants in this offering because the exercise price for the majority of outstanding warrants and options exceeds the current trading price for our common stock and, as a result, are not likely to be exercised unless the trading price increases substantially. In the short term, based on past financial needs and on currently planned programs, we anticipate funds generated from future product sales should be adequate, even if at the minimum level, to satisfy our capital requirements for approximately 12 months. This estimate is based on certain assumptions and there can be no assurance that the net proceeds of this offering will be sufficient to satisfy our capital requirements for 12 months. However, we will need to seek additional capital, possibly through public or private sales of our securities, in order to fund our activities on a long-term basis. Adequate funds may not be available when needed or on terms acceptable to us. Insufficient funds may require us to delay, scale back or eliminate certain or all of our research and development programs or to license third parties to commercialize products or technologies that we would otherwise seek to develop ourself, which may materially adversely affect our continued operations.

Our research activities may not result in any commercially profitable products.

         The science and technology of medical products, including lasers, is rapidly evolving. Our medical systems may require significant further research, development, testing and regulatory clearances. They are also subject to the risks of failure inherent in the development of products based on innovative technologies. These risks include the possibility that any or all of the proposed products will prove to be ineffective or unsafe; that they fail to receive necessary regulatory clearances; that the proposed products are uneconomical; that others hold proprietary rights which preclude us from marketing such products; or that others market better products. Accordingly, we are unable to predict whether our research and development activities will result in any commercially profitable products. Further, due to the extended testing and regulatory review process required, we may be unable to sell our current and proposed laser cataract system products. There is also no guarantee that we will be able to develop and sell a glaucoma surgery system.

We are uncertain of obtaining FDA approval for our Photon(TM) laser system.

         We are subject to substantial regulation by the FDA and other federal and state regulatory agencies. FDA regulations require us to obtain either 510(k) clearance or pre-marketing approval prior to marketing a product in the United States. We are also subject to foreign regulation and must receive various types of approvals from foreign government agencies prior to selling our products in some countries. The clearance and approval processes for both the FDA and foreign regulatory authorities are costly, time consuming and uncertain. In addition, we are required to obtain FDA approval before exporting a device which has not received FDA marketing clearance or approval. We may never be able to obtain these required government approvals. Delays or failure to obtain such approvals would materially and adversely effect us, as would changes in existing requirements. We have received 510(k) clearance from the FDA for our ultrasonic surgery systems allowing us to sell both devices in the United States. We have also received 510(k) clearance to market our Blood Flow Analyzer(TM). In May 1995, we were granted an investigational device exemption for our Photon(TM) laser system allowing us to conduct clinical studies in support of our application with the FDA to obtain approval to market the system. We have completed the authorized clinical studies and, in October 2001, made a supplemental submission to the FDA regarding the 510(k) application. On May 7, 2002, we received a letter from the FDA requesting further clinical information. We have also received FDA approval to manufacture and export the Photon(TM) laser system internationally. However, we have not yet obtained approval from some foreign countries to market the laser product where approval is necessary. We anticipate that many contemplated applications of our currently existing and planned products will be subject to the lengthy regulatory approval process, including preclinical studies, clinical trials and extensive regulatory review. This process could take many years and require the expenditure of substantial resources.

Purchasers of our common shares could experience dilution from our tendering puts under a private equity line of credit agreement with Triton West.

         On June 30, 2000, we entered into a private equity line of credit agreement with Triton West Group, Inc., in which Triton agreed to provide an amount up to $20 million to us in order to purchase put common shares pursuant to the terms and conditions of the agreement. Under the agreement, we may elect for a period of three years to exercise our right to tender a put notice to Triton. The put notice requires Triton to purchase shares of our common stock at 88% of the market price on the trading day immediately following the valuation period, which is a period of five trading days beginning two days before the trading day on which the put notice is deemed to be delivered and two trading days after such date. Under certain conditions, the purchase price is reduced to 85% of the market price of our common stock. The agreement provides certain restrictions on the tendering of puts. The maximum amount of each put (which may vary from $750,000 to $2,000,000) is to be determined according to a schedule based on the trading price of our common stock at the time and the average 30 day volume of such shares. There must be a minimum of 15 business days between puts and the common stock price upon a put must be a minimum of $2.00. Moreover, a registration statement must be in effect registering the shares of common stock covered by the put. There may be significant dilution associated with tendering put notices under the agreement.

Our executives lack operating experience.

         Our executives rely on their experience and skill from their professional occupations. None of our executives has direct experience in managing a company which utilizes research and product development activities and technology to such a high degree.

Our Photon laser system may not receive FDA approval.

         We are developing a laser cataract surgery system for inclusion in our Workstation(TM). Phase I clinical trials have concluded for FDA approval for the Photon(TM) laser system. During the clinical trials, we discovered that the Photon(TM) laser system may not effectively remove hard (dense or impacted) cataracts. In May, 1998, we received FDA clearance to conduct clinical tests on soft cataracts. We believe the FDA will approve our 510(k) predicate device application for the Photon(TM) laser system since in the United States most cataracts are removed before tissue hardens. While we rely upon several products for revenues, we are dependent on FDA approval of our Photon(TM) laser system to generate future revenues. On October 2001, we made a supplemental submission to the FDA for the existing 510(k) application. We received a preliminary review from the FDA of our supplemental submission in December 2002 and submitted additional clinical information to the FDA on February 6, 2002. On May 7, 2002, we received a letter from the FDA requesting further clinical information. We are in the process of generating the additional clinical information in response to the letter and expect to make a submission to the FDA with the additional clinical information within the third quarter of 2003. We received an FDA warning letter in August 2000 concerning Phase I clinical trials, but believe all items in the warning letter have been satisfied and the clinical trials and their data are in good standing.

Our products may become obsolete due to rapid technological change.

         Our market is subject to rapid technological change. Development by others of new or improved products, processes or technologies may make our products obsolete or less competitive. Accordingly, we must continue investing in research and development on our existing products and to develop new products. Despite such investment, our current or proposed products may be unsuccessful.

Our Photon(TM) laser system could receive competition from other laser systems that are well financed with well recognized trade names.

         Our laser system will potentially receive competition from other laser systems, such as excimer, holmium (Ho:YAG), Erbium (Er:YAG), Nd:YLF (Neodymium:Yttium-Lithium-Fluoride) or lasers of other wave lengths. Competition may also come from other medical devices and other surgical techniques. Further, the cataract surgical device industry is dominated by a small number of large competitors that are well established in the marketplace, have experienced management, are well financed and have a well recognized trade name related to their product lines. We may be unable to penetrate the existing market and acquire a sufficient market share to be profitable. Significant competitive factors which will affect future sales include regulatory approvals, performance, pricing, timely product shipment, safety, customer support, convenience of use and patient and general market acceptance.

Our new products may incur unexpected production problems, which would impact our sales and profits.

         New ventures, particularly those involved in a highly technical industry such as the medical industry, have substantial inherent risks. These risks are in three general areas: technical, mechanical and human. Notwithstanding any pre-production planning, new products can incur unexpected problems in full scale production, which cannot always be foreseen or accurately predicted. Designs can become unworkable, for unpredicted reasons. Quality control and component sourcing failures can also be expected from time to time.

Any business, including ours, is substantially dependent upon the capabilities and performance of both management and sales personnel. Mistakes in judgment or performance can be costly and, in certain instances, disabling. Therefore, management skill, experience, character and reliability are of significant importance.

The recent loss of members of senior management could adversely affect our operations.

         Our success largely depends on a number of key employees. The loss of services of one or more of these employees could have a material adverse effect on us, including the development and sale of eye surgery systems. On August 30, 2002, Thomas F. Motter resigned as chairman of the board and chief executive officer of the Company, and Mark R. Miehle was terminated as president and chief operating officer of the Company. The recent loss of these members of senior management could have a significant adverse effect on us and our operations and prospects. We had no key man insurance on either Mr. Motter or Mr. Miehle. We believe that our future success will also depend, in part, upon our ability to attract and retain a new chief executive officer and a new chief operating officer. There is no assurance, however, that we will be successful in attracting and retaining a new chief executive officer or a new chief operating officer.

Mistakes may occur in the design and manufacture of our products, which could prevent or limit the sales of our products.

         The high-technology product line requires us to deal with suppliers and subcontractors supplying highly specialized parts, operating highly sophisticated and narrow tolerance equipment and performing highly technical calculations. Components must be custom designed and manufactured, which is not only complicated and expensive, but can also require a number of months to accomplish. Slight mistakes in either the design or manufacture can result in unsatisfactory parts that may not be correctable. Because our business requires the talents of various professions, mistakes from very slight oversights or miscommunications can occur, resulting not only in costly delays and lost orders, but also in disagreements regarding liability and, in any event, extended delays in production. Moreover, we rely on suppliers that are related to each other for parts and equipment. When dealing with related suppliers the terms on which parts and equipment are purchased may not be as favorable as could be obtained from unrelated third-party suppliers.

No independent marketing studies have been made to confirm the commercial demand for the Photon(TM) laser system and the Blood Flow Analyzer(TM).

         We believe that there is substantial commercial demand for our Photon(TM) laser system and our Blood Flow Analyzer(TM) for the eyes at a profitable price. However, this belief is solely based on our management's experience and judgment. At this time, there have been no independent marketing studies by independent professional marketing firms to reliably confirm the extent of this demand, the price ranges within which it exists and the amount of promotion necessary to exploit whatever demand does exist.

Our Photon(TM) laser system may not be accepted in the marketplace because it does not remove hard cataracts.

         Our products may not be accepted in the marketplace. Such acceptance will depend on a number of factors including receiving regulatory approvals, demonstrating the safety, and advantages of our products over existing systems and techniques. Our Photon(TM) laser system may never gain market acceptance since the system does not effectively remove hard (dense or impacted) cataracts. Further, we be unable to successfully market our products even if they perform successfully in clinical applications. Our Precisionist ThirtyThousand(TM) Workstation(TM) may not gain acceptance unless we can reduce or eliminate the vacuum surge and develop additional, complementary surgical devices for installation in that host system. Vacuum surge is a phenomenon that occurs when the tip of the ultrasonic needle is obstructed by target tissue, allowing pressure to build up and, if the pressure is not released, a rush of fluid goes from the chamber of the eye into the needle to equalize the pressure. The result can be complications to the eye such as posterior capsule rupture, iris capture and chamber collapse. We believe this phenomenon affects all other ultrasonic cataract removal systems currently on the market.

Our pending patents may not be perfected and our present or future patents may infringe upon the patents of others, which could restrict or prevent the manufacture and sale of our products.

         We depend on our ability to license and obtain patents and on the adherence to confidentiality agreements executed by employees, consultants and third-parties to maintain the proprietary nature of our technology and to operate without infringing on the proprietary rights of others. Our laser probe is protected by a United States patent issued in 1987 to Daniel M. Eichenbaum, M.D. Patents have been granted to the Blood Flow Analyzer(TM) in the United States and the United Kingdom, to the Dicon(TM) Topographer in the United States, and to the Dicon(TM) Perimeter in the United States, the United Kingdom, Germany and Switzerland. The pending patents may not be perfected. Also, our present or future products may be found to infringe upon the patents of others. If our products are found to infringe on the patents, or otherwise impermissibly utilize the intellectual property of others, our development, manufacture and sale of such products could be severely restricted or prohibited. We may be required to obtain licenses to utilize such patents or proprietary rights of others and acceptable terms may be unavailable. If we do not obtain such licenses, the development, manufacture or sale of products requiring such licenses would be materially adversely affected. In addition, we could incur substantial costs in defending ourself against challenges to our patents or infringement claims made by third parties or in enforcing any patents we may obtain.

Because patents only provide limited protection, others could produce and distribute products similar to the Photon(TM) laser system, the Mentor systems and the Blood Flow Analyzer(TM).

         We rely on the protections for our products that we hope to realize under the United States and foreign patent laws. However, patents provide limited protections. We have a United States and Japanese patent on the hand-held probe design and applications for various foreign patents are either pending or planned, and the patents for the Blood Flow Analyzer(TM) for the eyes are reported by Occular Blood Flow, Ltd. to have been approved in the United States and the United Kingdom. Similar devices, however, could be designed that do not infringe on our patent rights, but that are similar enough to compete against our patented products. Moreover, it is possible that an unpatented but prior existing device or design may exist that has never been made public and therefore is not known to us or the industry in general. Such a device could be introduced into the market without infringing on our current patent. If any such competing non-infringing devices are produced and distributed, our profit
potential  would  be  seriously  limited,   which  would  seriously  impair  our
viability.

Some of our products may be denied reimbursement by third-party payors, such as government programs and private insurance plans.

         We anticipate that our medical devices will generally be purchased by ophthalmologists and hospitals that will then bill various third-party payors, such as government programs and private insurance plans, for the health care services provided to their patients. Government agencies generally reimburse at a fixed rate based on the procedure performed. Some of the potential procedures for which our medical devices may be used, however, may be denied reimbursement as elective. In addition, third-party payors may deny reimbursement if they determine that the use of our products was unnecessary, inappropriate, not cost-effective, experimental or used for a non-approved indication. Even if we receive FDA clearances for our products, third-party payors may nevertheless deny reimbursement. Furthermore, third-party payors increasingly challenge the prices charged for medical products and services. Reimbursement from third-party payors may be unavailable or if available, that reimbursement may be limited when compared with reimbursement for competitive procedures, thereby materially adversely affecting our ability to profitably sell products. The market for our products could also be adversely affected by recent federal legislation that reduces reimbursements under the capital cost pass- through system utilized in connection with the Medicare program. Failure by hospitals and other users of our products to obtain reimbursement from third-party payors or changes in government and private third-party payors' policies toward reimbursement for procedures employing our products would have a material adverse effect on us.

Congress may introduce legislation that could result in price limits and utilization controls on our products.

         Members of Congress have introduced legislation to change aspects of the delivery and financing of health care services. Such legislation to control or reduce public (Medicare and Medicaid) and private spending on health care, to reform the methods of payment for health care goods and services by both the public and private sectors, and to provide universal access to health care may be passed. We cannot predict what form this legislation may take or the effect of such legislation on its business. It is possible that the legislation ultimately enacted by Congress will contain provisions resulting in price limits and utilization controls which may reduce the rate of increase in the growth of the ophthalmic laser market or otherwise adversely affect our business. It is also possible that future legislation could result in modifications to the nation's public and private health care insurance systems which will affect reimbursement policies in a manner adverse to us. We also cannot predict what other legislation relating to our business or the health care industry may be enacted, including legislation relating to third-party reimbursement, or what effect legislation may have on the results of its operations.

Our Precisionist Thirty Thousand(TM) Workstation(TM) may experience circuiting problems or component failures which, if not corrected, could impact our sales.

         Our Precisionist Thirty Thousand(TM) Workstation(TM) is a new computer-based product unproven by day-to-day use in the marketplace. While the Precisionist Thirty Thousand(TM) Workstation(TM) has been marketed since 1997, its current installment base is not large enough to be considered proven by day to day use in the marketplace. As is common with other new computer-based products, we have discovered certain circuitry problems and component failures with the first Workstation(TM) that we manufactured. We believe that we have corrected most if not all of these problems. However, there is no assurance that all of these problems have been detected or corrected. If customers were to experience significant problems with the Workstation(TM), if we could not fix or correct the problems, or if our customers were dissatisfied with the functionality or performance of the Workstation(TM), or product support provided by us, we would be materially adversely effected.

Because we have minimal direct sales experience, our sales program may be unsuccessful.

         We commenced a direct sales program in July 1993 with three sales representatives to market our products. In July 2000, four additional sales representative were hired. In August 2001, 15 additional sales representatives were hired, bringing the total number of sales representatives to 22. The number of sales representatives has been reduced to five as a result of the Company's downsizing program and absence of the anticipated FDA approval of the Photon(TM) laser system. However, we have minimal direct sales experience and may need to recruit additional qualified personnel for this purpose. Our sales program may be unsuccessful or we may be unable to attract and retain qualified distributors on favorable terms.

Our product liability insurance could be inadequate to cover liabilities if we face significant product liability claims against us.

         The nature of our business exposes it to risk from product liability claims and there can be no assurance that the Company can avoid significant product liability exposure. We maintain product liability insurance providing coverage up to $2,000,000 per claim with an aggregate policy limit of $2,000,000. There is substantial doubt that this amount of insurance would be adequate to cover liabilities should we face significant claims. A successful products liability claim brought against us could have a material adverse effect on our business, operating results and financial condition. Further, product liability insurance is becoming increasingly expensive, and there can be no assurance that we will successfully maintain adequate product liability insurance at acceptable rates, or at all. Should we be unable to maintain adequate product liability insurance, our ability to market our products would be significantly impaired. Any losses that we may suffer from future liability claims or a voluntary or involuntary recall of our products and the damage that any product liability litigation or voluntary or involuntary recall may do to the reputation and marketability of our products would have a material adverse effect on our business, operating results and financial condition.

Our future products sales in foreign countries could be adversely effected by a significant increase in value of the U.S. dollar against local currencies, and economic and political instability.

         We anticipate that a significant portion of our future product sales will be in foreign countries. Because we quote prices for our products and accept payment on sales principally in U.S. dollars, any significant increase in the value of the U.S. dollar against local currencies may make our products less competitive with foreign products. The economic and political instability of some foreign countries also may affect the ability of ophthalmologists and others to purchase our products, or the ability of potential customers to pay for the procedures for which our products are used.

The market price of our securities could fluctuate significantly.

         Our common stock and Class A warrants are currently traded on The Nasdaq SmallCap Market. Factors such as announcements by us of the regulatory status of products, quarterly variations in our financial results, the gain or loss of material contracts, changes in management, regulatory changes, trends in the industry or stock market and announcements by competitors, among other things, could cause the market price of such securities to fluctuate significantly.

We may issue preferred shares with preferences in an equal or prior rank to existing preferred shares.

         Our certificate of incorporation authorizes the issuance of shares of "blank check" preferred stock, which will have such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. Those terms and conditions may include preferences on an equal or prior rank to existing preferred stock. Those shares may be issued on such terms and for such consideration as the board then deems reasonable and such stock shall then rank equally in all aspects of the series and on the preferences and conditions so provided, regardless of when issued. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. As of January 31, 2003, the following preferred shares were issued and outstanding: 5,627 shares of Series A preferred stock convertible into 6,753 common shares; 8,986 shares of Series B preferred stock convertible into 10,783 common shares; no shares of Series C preferred stock; 5,000 shares of Series D preferred stock convertible into 8,750 common shares; 1,500 shares of Series E preferred stock convertible into 80,000 common shares; and 5,773.75 shares of Series F preferred stock convertible into 307,933 common shares.

We do not expect to pay any cash dividends in the foreseeable future.

         We issued a stock dividend on our Series A preferred stock and Series B preferred stock on January 8, 1996, to stockholders of record as of December 31, 1994. We have not paid any cash dividends on our common shares and do not expect to declare or pay any cash or other dividends in the foreseeable future so that we may reinvest earnings, if any, into the development of the business. The holders of our Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock and Series F preferred stock are entitled to non-cumulative cash dividends paid out of surplus earnings.

We have sole discretion in allocating the proceeds from the offering.

         All of the net proceeds of the offering, if any, have been allocated to working capital (and not otherwise allocated for a specific purpose) and will be used for such purposes as management may determine in its sole discretion without the need for stockholder approval with respect to any such allocations.

We have indemnification agreements with certain officers and directors that may require us to indemnify them in a civil or criminal action.

         Our certificate of incorporation eliminates in certain circumstances the liability of directors for monetary damages for breach of their fiduciary duty as directors. We have entered into indemnification agreements with certain directors and officers. Each such indemnification agreement provides that we will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. The indemnification agreements will also require that we indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each indemnification agreement will permit the director or officer that is party thereto to bring suit to seek recovery of amounts due under the indemnification agreement and to recover the expenses of such a suit if he or she is successful.

Our Board of Directors has the right to issue additional shares of common stock and to create a new series of preferred stock which could dilute holders of common stock.

         The Board of Directors has the inherent right under applicable Delaware law, for whatever value the board deems adequate, to issue additional common shares up to the limit of shares authorized by the certificate of incorporation, and, upon such issuance, all holders of shares of common stock, regardless of when they are issued, thereafter generally rank equally in all aspects of that class of stock, regardless of when issued. The Board of Directors likewise has the inherent right, limited only by applicable Delaware law and provisions of the Certificate of Incorporation to increase the number of preferred shares in a series, to create a new series of preferred shares and to establish preferences and all other terms and conditions in regard to such newly-created series. Any of those actions will dilute the holders of common shares and also affect the relative position of the holders of any series of any class. Current stockholders have no rights to prohibit such issuances nor inherent "preemptive" rights to purchase any such stock when offered.

We have entered into agreements for services and other benefits with our affiliates.

         We have entered into agreements for services and other benefits with certain of our affiliates on terms we believed to be no less favorable than could be obtained from unaffiliated parties. On October 1, 1999, we entered into a consulting agreement with Cyndel & Co., Inc., in which Cyndel agreed to perform unspecified investment banking services for us for a one-year period, for which we agreed to pay Cyndel a monthly retainer of $8,333, plus expenses. Patrick M. Kolenik, a director of Paradigm from November 1997 to January 21, 2000, and Steven J. Bayern, a director of Paradigm from July 1999 to January 21, 2000, are both an officer, a director and a 50% shareholder of Cyndel. The October 1, 1999 consulting agreement was terminated when we entered into a new consulting agreement with Cyndel on April 1, 2000. The total amount paid to Cyndel for services under the October 1, 1999 consulting agreement during the period from October 1, 1999 to May 30, 2000, was $58,333.

         Under the terms of the April 1, 2000 consulting agreement, Cyndel agreed to perform unspecified banking services for us for a one-year period, for which we agreed to pay Cyndel a monthly retainer of $16,667, plus expenses. The April 1, 2000 consulting agreement was renewed for an additional one-year period through March 31, 2002. On December 26, 2001, we provided written notice of our intention not to renew the consulting agreement after March 31, 2002. The total amount paid to Cyndel for services under this agreement from April 1, 2000 to February 28, 2002 was $383,333. The final payment of $16,667 was due on March 1, 2002.

         On January 21, 2000, we issued Michael W. Stelzer, formerly our vice president of operations and chief operating officer, 20,000 shares of our common stock as severance under the terms of a settlement of his employment agreement. The market price of our common shares on the day the shares were issued to Mr. Stelzer was $12.50 per share. On June 5, 2000, we issued Mark R. Miehle, our president and chief operating officer, 28,500 of our common shares as a bonus for entering into an employment agreement with us. The market price of our common shares on the day the shares were issued to Mr. Miehle was $6.81 per share.

         Thomas F. Motter, former chairman of the board and chief executive officer, leased his former residence, which he then owned, to us for $2,500 per month. The primary use of the residential property was for housing accommodations for employees living outside of Utah while they are working at our corporate headquarters in Salt Lake City. We obtained an appraisal from an independent appraiser, which concluded that the monthly rate of $2,500 represented a fair rate for leasing the residential property. This lease agreement was terminated on October 31, 2000, but then renewed on July 1, 2002 and later terminated on January 31, 2003.

         Randall A. Mackey, chairman of the board since August 30, 2002, a director since January 21, 2000, and a former director from September 1995 to September 1998, is president and a shareholder of the law firm of Mackey Price & Thompson, which renders legal services to us. Legal fees and expenses paid to Mackey Price & Thompson for the fiscal years ended December 31, 2001 and 2002 were $158,990 and $204,297, respectively.

                Special Note Regarding Forward-Looking Statements

         Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

                                 USE OF PROCEEDS

         Holders of our warrants are not obligated to exercise any of their warrants and holders of our options are not obligated to exercise any of their options. The closing bid price of our common shares on The Nasdaq SmallCap Market was $.21 on February 5, 2003. Only 823,750 of our common shares underlying the warrants and options are exercisable for less than $4.00 per share. As a consequence, the outstanding warrants and options are not likely to be exercised unless the trading price increases substantially. All other shares of our common stock being registered are either outstanding or will be issued upon conversion of outstanding preferred stock and we will derive no proceeds from the conversions or subsequent resales of such shares.

         If there are any net proceeds from this offering, we will use these net proceeds to fund working capital requirements. In the event sufficient proceeds are not received, our short term plan is to meet cash needs through external financing sources such as bank financing and private offerings of debt and/or equity. We expect the cash flow from operations to provide additional funds for us as operating revenues increase.

         The cost, timing and the amount of funds required for such uses by us cannot be precisely determined at this time and will be based upon, among other things, competitive developments, the rate of our progress in product development, and the availability of alternative methods of financing. In addition, our Board of Directors has broad discretion in determining how the proceeds of this offering will be allocated.

                             SELLING SECURITYHOLDERS

         The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2003 by each of the holders of Series E preferred stock (the "Selling Series E Preferred Shareholder"), assuming each of the Selling Series E Preferred Shareholders elects to exercise his or her conversion rights to convert the Series E Preferred shares (the "Series E Shares") into shares of common stock, at a conversion price equal to $1.875 per share of common stock, the number of shares of common stock to be sold by each Selling Series E Preferred Shareholder, and the percentage of each Selling Series E Preferred Stockholder after the sale of common stock included in this prospectus.


                                                   Shares Beneficially         Number of
                                                     Owned Prior to           Shares Being     Shares Beneficially
                                                         Offering               Offered        Owned After Offering
                Shareholders                         Number  Percent                           Number         Percent
                ------------                         ------  -------                           ------         -------
John T. Ablamsky                                     32,000     *                  32,000         0              *
Steven J. Ablamsky                                   32,000     *                  32,000         0              *
Morris Ades                                          26,667     *                  26,667         0              *
BNB Associates Investments LP (1)                    40,000     *                  40,000         0              *
Dr. Ronald A. and Karen A. Balkin                   133,333     *                 133,333         0              *
Jerry Bassin                                         26,667     *                  26,667         0              *
Dr. Valery Berger                                       200     *                     200         0              *
Dr. Richard G. Bowe, IRA                             26,667     *                  26,667         0              *
Roland A. Catalano, IRA                              80,000     *                  80,000         0              *

Chicago Investments, Inc. (2)                        80,000     *                  80,000         0              *
Henry A. Fredericks Sep. Property Trust
     dated 10/12/88 (3)                              26,667     *                  26,667         0              *
Robert L. Frome (4)                                  66,667     *                  66,667         0              *
John Harte                                           53,333     *                  53,333         0              *
Scott A. Jernigan                                    25,833     *                  25,833         0              *
KSH Strategic Investment Fund I, LP (5)             207,333     *                 207,333         0              *
Albert F. Kinzinger, Jr.                             45,000     *                  45,000         0              *
Albert F. Kinzinger, Sr., IRA                        26,667     *                  26,667         0              *
Arthur Klansky                                        3,333     *                  13,333         0              *
James H. Levi                                        11,667     *                  11,667         0              *
Dr. Michael B. Limberg (6)                          179,580     *                  92,000      87,580            *
Mid-Lakes Profit Sharing Trust
    dated 1/1/66 (7)                                 26,667     *                  26,667         0              *
James A. Milgard                                    200,000     *                 200,000         0              *
Kay Murcer                                           10,667     *                  10,667         0              *
Jules M. Ness, Jr.                                   26,667     *                  26,667         0              *
Perceptive Life Sciences Master Fund (8)             44,132     *                  44,132         0              *
David Peterson                                        2,500     *                   2,500         0              *
Dr. Soleiman Rabanipour                              13,333     *                  13,333         0              *
Marsha and Barry Reiss                                5,333     *                   5,333         0              *
Edwin W. and Cheryl S. Richardson                    26,667     *                  26,667         0              *
Joel Schoenfeld, IRA                                 26,667     *                  26,667         0              *
Judy Shapiro Trust dated 5/15/01 (9)                 53,333     *                  53,333         0              *
Shadow Capital LLC (10)                              53,333     *                  53,333         0              *
Rick Siskey                                          37,767     *                  37,767         0              *
Ronit Sucoff                                         53,333     *                  53,333         0              *
White Living Trust (11)                              13,333     *                  13,333         0              *
Jeffrey A. Wietzman                                  13,333     *                  13,333         0              *
James C. Wilson                                      53,333     *                  53,333         0              *
                                                  ---------                     ---------      ------
       TOTAL                                      1,794,012                     1,706,432      87,580

-----------------
* Less than 1%

(1) The managing partner of BNB Associates Investments LP is Benjamin Bollag, who exercises sole voting and investment powers.
(2) The president of Chicago Investments, Inc. is Linda Gallenberger, who exercises sole voting and investment powers.
(3) The trustee of Henry A. Fredericks Sep. Property Trust is James D. White, who exercises sole voting and investment powers.
(4)      Mr. Frome is a former director of Paradigm.
(5)      The managing  partners of KSH Strategic  Investment Fund I, LP are Cary
         W. Sucoff and Harvey R. Kohn, who exercise shared voting and investment powers.
(6)      Dr. Limberg is a consultant to Paradigm.
(7) The trustee of the Mid-Lakes Profit Sharing Trust dated 1/1/66 is John Harte, who exercises sole voting and investment powers.
(8) The director of Perceptive Life Sciences Master Fund is Joseph Adelman, who exercises sole voting and investment powers.
(9) The trustees of the Judy Shapiro Trust dated 5/15/01 are Alan and Judy Shapiro, who exercise shared voting and investment powers.
(10) The manager of Shadow Capital LLC is B. Kent Garlinghouse, who exercises sole voting and investment powers.
(11) The trustees of the White Living Trust are James and Jean Ann White, who exercise shared voting and investment powers.

         The following table sets forth information regarding the beneficial ownership of our common stock as of January 31,2003 by each of the Series E preferred shareholders holding warrants (the "Selling Series E Securityholders"), assuming each of the Selling Series E Securityholders elects to exercise the warrants held by such Selling Securityholder to purchase shares of common stock at an exercise price of $4.00 per share, the number of shares of common stock to be sold by each Selling Series E Securityholder, and the percentage of each Selling Series E Securityholder after the sale of common stock included in this prospectus.



                                                   Shares Beneficially         Number of
                                                     Owned Prior to           Shares Being     Shares Beneficially
                                                         Offering               Offered        Owned After Offering
                Shareholders                         Number  Percent                           Number         Percent
                ------------                         ------  -------                           ------         -------
John T. Ablamsky                                     35,000     *                   3,000           32,000       *
Steven J. Ablamsky                                   35,000     *                   3,000           32,000       *
Morris Ades                                          30,500     *                   2,500           26,667       *
BNB Associates Investments LP (1)                    43,750     *                   3,750           40,000       *
Dr. Ronald A. and Karen Balkin                      155,833     *                  12,500          133,333       *
Jerry Bassin                                         29,167     *                   2,500           26,667       *
Dr. Valery Berger                                     2,500     *                   2,500                0       *
Michael Bollag                                        3,750     *                   3,750                0       *
Dr. Richard G. Bowe, IRA                             29,167     *                   2,500           26,667       *
Craig S. Brewer                                       5,000     *                   5,000                0       *
Roland A. Catalano, IRA                              87,500     *                   7,500           80,000       *
Chicago Investments, Inc. (2)                        87,500     *                   7,500           80,000       *
Jack Dushey                                           2,500     *                   2,500                0       *
Henry A. Fredericks Sep. Property Trust
     dated 10/12/88 (3)                              29,167     *                   2,500           26,667       *
Robert L. Frome (4)                                  72,917     *                   6,250           66,667       *
Richard E. Gerzof                                     1,250     *                   1,250                0       *
John Harte                                           58,333     *                   5,000           53,333       *
Scott Jernigan                                        5,000     *                   5,000                0       *
KSH Strategic Investment Fund I., LP (5)            237,333    1.0%                20,000          207,333       *
Terry F. King                                         2,500     *                   2,500                0       *
Albert F. Kinzinger, Jr.                             49,220     *                   4,220           45,000       *
Albert F. Kinzinger, Sr., IRA                        29,167     *                   2,500           26,667       *
Arthur Klansky                                       14,583     *                   1,250           13,333       *
Helen Kohn                                            5,000     *                   5,000                0       *
James H. Levi                                        14,499     *                   2,500           11,999       *
Dr. Michael B. Limberg (6)                          188,955     *                   9,375          179,580       *
Mid-Lakes Profit Sharing Trust
   dated 1/1/66 (7)                                  29,167     *                   2,500           26,667       *
James A. Milgard                                    218,750     *                  18,750          200,000       *
Kay Murcer                                           11,667     *                   1,000           10,667       *
Jules M. Ness, Jr.                                   39,167     *                   2,500           26,667       *
OTATO Limited Partnership (8)                        12,500     *                  12,500                0       *
Michael Pancer Profit Sharing Plan                    2,500     *                   2,500                0       *
Perceptive Life Sciences Master Fund (9)             64,132     *                  20,000           44,132       *
David Peterson                                        3,750     *                   1,250            2,500       *
Dr. Soleiman Rabanipour                              14,583     *                   1,250           13,333       *
Marsha and Barry Reiss                                5,833     *                     500            5,333       *
Dr. Sheldon Rabin, IRA                                5,000     *                   5,000                0       *
Edwin W. and Cheryl S. Richardson                    29,167     *                   2,500           26,667       *
Joel Schoenfeld, IRA                                 29,167     *                   2,500           26,667       *
Judy Shapiro (10)                                    58,333     *                   5,000           53,333       *
Shadow Capital LLC (11)                              53,333     *                   5,000           53,333       *
Richard C. Siskey                                    47,766     *                  10,000           37,766       *
Ronit Sucoff                                        108,333     *                   5,000          103,333       *
WEC Asset Management LLC (12)                        10,000     *                  10,000                0       *
White Living Trust (13)                              14,583     *                   1,250           13,333       *
Jeffrey A. Wietzman                                  14,583     *                   1,250           13,333       *
James C. Wilson                                      56,333     *                   5,000           53,333       *
                                                  ---------                       -------        ---------
       TOTAL                                      2,059,405                       241,095        1,818,310
-----------------
* Less than 1%

(1) The managing partner of BNB Associates Investments LP is Benjamin Bollag, who exercises sole voting and investment powers.
(2) The president of Chicago Investments, Inc. is Linda Gallenberger, who exercises sole voting and investment powers.
(3) The trustee of Henry A. Fredericks Sep. Property Trust is James D. White, who exercises sole voting and investment powers.
(4)      Mr. Frome is a former director of Paradigm.
(5)      The managing  partners of KSH Strategic  Investment Fund I, LP are Cary
         W. Sucoff and Harvey R. Kohn, who exercise shared voting and investment powers.
(6)      Dr. Limberg is a consultant to Paradigm.
(7) The trustee of the Mid-Lakes Profit Sharing Trust dated 1/1/66 is John Harte, who exercises sole voting and investment powers.
(8) The chief financial officer of OTATO Limited Partnership is James W. Santori, who exercises sole voting and investment powers.
(9) The director of Perceptive Life Sciences Master Fund is Joseph Adelman, who exercises sole voting and investment powers.
(10) The trustees of the Judy Shapiro Trust dated 5/15/01 are Alan and Judy Shapiro, who exercise shared voting and investment powers.
(11) The manager of Shadow Capital LLC is B. Kent Garlinghouse, who exercises sole voting and investment powers.
(12) The managing director of WEC Asset Management LLC is Daniel J. Saks, who exercises sole voting and investment powers.
(13) The trustees of the White Living Trust are James and Jean Ann White, who exercise shared voting and investment powers.

         The following table sets forth information regarding the beneficial ownership of our common stock as of January 31,2003 by each of the holders of Series F preferred stock (the "Selling Series F Preferred Shareholder"), assuming each of the Selling Series F Preferred Shareholders elects to exercise his or her conversion rights to convert the Series F preferred shares (the "Series F Shares") into shares of common stock, at a conversion price equal to $1.875 per share of common stock, the number of shares of common stock to be sold by each Selling Series F Preferred Shareholder, and the percentage of each Selling Series F Preferred Stockholder after the sale of common stock included in this prospectus.


                                                   Shares Beneficially       Number of
                                                     Owned Prior to         Shares Being     Shares Beneficially
                                                         Offering             Offered        Owned After Offering
                Shareholders                         Number  Percent                           Number         Percent
                ------------                         ------  -------                           ------         -------
Al Kim Associates Profit Sharing Plan             41,000         *            41,000               0             *
Judge Hugh Arnold                                  4,000         *             4,000               0             *
Edwin R. Bindseil                                 11,600         *            11,600               0             *
Timothy S. Borne                                  44,000         *            44,000               0             *
Bert E. Brodsky                                   25,000         *            25,000               0             *
Bru Holding Co. LLC (1)                           62,000         *            62,000               0             *
Dennis R. and Rosemary Casey                      42,667         *            42,667               0             *
Jason Kyu Cho                                     46,000         *            46,000               0             *
James S. Cobb                                     50,872         *            50,872               0             *
Neil S. Coleman                                   74,000         *            74,000               0             *
James F. Corman                                   26,667         *            26,667               0             *
Deutsche Asset Management
    HealthScience Fund I, Ltd. (2)               245,707        1.1%         245,707               0             *
Donald J. Ekman                                   14,000         *            14,000               0             *
Forrest Living Trust (3)                           5,600         *             5,600               0             *
Richard Friedman                                  44,000         *            44,000               0             *
Robert Girards                                    11,000         *            11,000               0             *
Ronald G. Goldy                                   11,000         *            11,000               0             *
R. Steven Graves                                  13,000         *            13,000               0             *
Lou Hammer                                        10,667         *            10,667               0             *
Richard Harriton                                  11,000         *            11,000               0             *
Michael E. Hubner                                 10,667         *            10,667               0             *
Roger C. Husted, M.D.                             11,000         *            11,000               0             *
Russell Ingrum                                    11,600         *            11,600               0             *
John Harte Money Purchase Plan                    22,000         *            22,000               0             *
Lonnie Johnson                                    26,667         *            26,667               0             *
Joseph Berland Revocable Trust (4)                11,000         *            11,000               0             *
KMF Partners, LP (5)                             160,000         *           160,000               0             *

KSH Strategic Investment
      Fund I, LP (6)                              63,600         *            63,600               0             *
Kachel, Spiller & Co. (7)                          8,000         *             8,000               0             *
Arthur Klansky                                    13,333         *            13,333               0             *
Michael B. Koerner                                10,667         *            10,667               0             *
Stephen Leiter                                    10,667         *            10,667               0             *
Stanley Levine                                    10,667         *            10,667               0             *
Loving Care Agency, Inc. (8)                      11,000         *            11,000               0             *
James J. Lucey                                    22,000         *            22,000               0             *
Michael C. Manis                                  10,667         *            10,667               0             *
Judy G. Marcucilli and
     Theodore J. Marcucilli                       23,000         *            23,000               0             *
Jeffrey Markowitz                                 44,000         *            44,000               0             *
Paul C. Matthews                                  43,600         *            43,600               0             *
Myron S. Mayer                                    10,667         *            10,667               0             *
John McClenon                                     11,000         *            11,000               0             *
Ryan L. Molleur                                   15,000         *            15,000               0             *
Richard Moskow                                    10,667         *            10,667               0             *
Kay Murcer                                        15,000         *            15,000               0             *
Jules M. Ness                                     16,456         *            16,456               0             *
Harvey A. Newman                                  10,667         *            10,667               0             *
Jerold Novack                                     20,000         *            20,000               0             *
Orion Operating Corporation (9)                   30,000         *            30,000               0             *
Steven G. Orshan                                  16,456         *            16,456               0             *
OTATO Limited Partnership (10)                    80,000         *            80,000               0             *
Parisol Corporation (11)                          43,600         *            43,600               0             *
Donald E. Paxton                                  11,000         *            11,000               0             *
Richard Pizitz                                     9,600         *             9,600               0             *
ProMed Partners, L.P. (12)                       260,693        1.1%         260,693               0             *
ProMed Partners II, L.P. (13)                     26,987         *            26,987               0             *
Dennis Pudvah and Emma Pudvah                      8,000         *             8,000               0             *
Robert John Molleur Trust (14)                     6,000         *             6,000               0             *
Ronald S. Dungan Trust
       dated 9/27/97(15)                          11,600         *            11,600               0             *
Susan G. Rosenthal                                10,667         *            10,667               0             *
Allan P. Rothstein                                44,000         *            44,000               0             *
A. Lee Royal                                      11,000         *            11,000               0             *
Bruce Rubin                                        5,000         *             5,000               0             *
Shadow Capital, LLC (16)                          22,000         *            22,000               0             *
Ronald Shapiro and Susan Shapiro                   8,800         *             8,800               0             *
Michael Shinn                                      5,000         *             5,000               0             *
Robert Spira                                      20,000         *            20,000               0             *
Stream Restaurant Associates, Inc.
Money Purchase Pension Plan
      dated 1/1/84 (17)                           26,240         *            26,240               0             *
Adam D. Stolpen                                   16,000         *            16,000               0             *
Jeffrey Sucoff                                    20,000         *            20,000               0             *
Edmund Tennenhaus                                 50,027         *            50,027               0             *
Douglas L. Weed                                   11,000         *            11,000               0             *
                                               ---------                   ---------             ----
       TOTAL                                   2,181,042                   2,181,042               0

--------------
* Less than 1%

(1) The manager of Bru Holding Co. LLC is Bruce Toll, who exercises sole voting and investment powers.
(2) The managing directors of Deutsche Asset Management Health Science Fund I, Ltd. are Barry Kurokawa and David B. Muskett, who exercise shared voting and investment powers.
(3) The trustees of Forrest Living Trust are James and Lisa Forrest, who exercise shared voting and investment powers.

(4) The trustee of the Joseph Berland Revocable Trust is Joseph Berland, who exercises sole voting and investment powers.
(5) The general partner of KMF Partners, LP is Karen Fleiss, who exercises sole voting and investment powers.
(6)      The managing directors of KSH Strategic  Investment Fund I, LP are Cary
         W. Sucoff and Harvey R. Kohn, who exercise shared voting and investment powers.
(7) The president of Kachel, Spiller & Co. is Allan B. Kachel, who exercises sole voting and investment powers.
(8) The president of Loving Care Agency, Inc. is Emily Karzhervsky, who exercises sole voting and investment powers.
(9) The president and sole owner of Orion Operating Corporation is Carlyle Macharg, who exercises sole voting and investment powers.
(10) The chief financial officer of OTATO Limited Partnership is James W. Santori, who exercises sole voting and investment powers.
(11) The president of Parisol Corporation is Moshe Levy, who exercises sole voting and investment powers.
(12) The managing directors of ProMed Partners, L.P. are Barry Kurokawa and David B. Muskett, who exercise shared voting and investment powers.
(13) The managing directors of ProMed Partners II, L.P. are Barry Kurokawa and David B. Muskett, who exercise shared voting and investment powers.
(14) The trustee of the Robert John Molleur Trust is Robert J. Molleur, who exercises sole voting and investment powers.
(15) The trustee of the Ronald S. Dungan Trust dated 9/21/97 is Ronald S. Dungan, who exercises sole voting and investment powers.
(16) The manager of Shadow Capital, LLC is B. Kent Garlinghouse, who exercises sole voting and investment powers.
(17) The trustee of Stream Restaurant Associates, Inc. Money Purchase Pension Plan dated 1/1/84 is Martin J. Schwimmer, who exercises sole voting and investment powers.

         The following table sets forth information regarding the beneficial ownership of our common stock as of January 31,2003 by each of the Series F Preferred Shareholders holding warrants (the "Selling Series F Securityholders"), assuming each of the Selling Series F Securityholders elects to exercise the warrants held by such Selling Securityholder to purchase shares of common stock at an exercise price of $4.00 per share, the number of shares of common stock to be sold by each Selling Series E Securityholder, and the percentage of each Selling Series E Securityholder after the sale of common stock included in this prospectus.


                                                   Shares Beneficially        Number of
                                                     Owned Prior to          Shares Being     Shares Beneficially
                                                         Offering              Offered        Owned After Offering
                Shareholders                         Number  Percent                           Number         Percent
                ------------                         ------  -------                           ------         -------
Francis Anderson                                      8,346     *                   8,346          0             *
Darin Baker                                           2,604     *                   2,604          0             *
Alan Beinhacker                                         541     *                     541          0             *
Christopher Brothers                                  2,604     *                   2,604          0             *
James Corman                                          2,500     *                   2,500          0             *
Cyndel & Co., Inc. (1)                               12,500     *                  12,500          0             *
Lenore Deluca                                         1,234     *                   1,234          0             *
Paul Dorfman                                          1,287     *                   1,287          0             *
Michael Fenton                                          467     *                     467          0             *
Generation Capital Associates (2)                    23,035     *                  23,208          0             *
Frances Kehoe                                         1,234     *                   1,234          0             *
Helen Kohn                                           31,800     *                  31,800          0             *
Jason Konior                                            515     *                     515          0             *
Nicole Kregar                                         1,234     *                   1,234          0             *
Joe Levine                                              450     *                     450          0             *
James McKeever                                        1,000     *                   1,000          0             *
Damian Maggio                                           515     *                     515          0             *
Lewis Mason                                           3,887     *                   3,887          0             *
Frank Mauro                                          11,250     *                  11,250          0             *
Robert Moulallem                                      1,000     *                   1,000          0             *
Nancy Murdocco                                        1,234     *                   1,234          0             *
Bernard Musmand                                         450     *                     450          0             *
Dr. Joseph R. Nemeth                                  9,375     *                   9,375          0             *
Karen Ann Orlando                                     1,234     *                   1,234          0             *
Barry Pearl                                          10,000     *                  10,000          0             *
John Petrucco                                         1,320     *                   1,320          0             *

Victor Polakof                                        2,500     *                   2,500          0             *
Sal Vatore Ponzo                                      4,500     *                   4,500          0             *
ProMed Partners, L.P.(3)                             23,035     *                  23,035          0             *
ProMed Partners I (4)                                24,440     *                  24,440          0             *
ProMed Partners II (5)                                2,530     *                   2,530          0             *
Mary Ellen Spedale                                    1,234     *                   1,234          0             *
Ronit Sucoff                                         31,800     *                  31,800          0             *
Scott Sucoff                                          5,928     *                   5,928          0             *
Matthew Zagon                                         2,833     *                   2,833          0             *
                                                    -------                       -------         ---
       TOTAL                                        230,589     *                 230,589          0

--------------
* Less than 1%

(1) The chairman, director and 50% shareholder of Cyndel & Co., Inc. is Stephen J. Bayern and the president, director and 50% shareholder of Cyndel is Patrick N. Kolenik, who together exercise shared voting and investment powers. Messrs. Bayern and Kolenik are each a former director of Paradigm. On October 1, 1999 and April 1, 2000, Cyndel entered into consulting agreements with Paradigm to perform unspecified investment banking services for Paradigm.
(2) The general partner of Generation Capital Associates is Frank E. Hart, who exercises sole voting and investment powers.
(3) The managing directors of ProMed Partners, L.P. are Barry Kurokawa and David B. Muskett, who exercise sole voting and investment powers.
(4) The managing directors of ProMed Partners I are Barry Kurokawa and David B. Muskett, who exercise shared voting and investment powers.
(5) The managing directors of ProMed Partners II are Barry Kurokawa and David B. Muskett, who exercise shared voting and investment powers.

         The following table sets forth information regarding the beneficial ownership of the our common stock as of January 31,2003, by each of the holders of options (the "Selling Optionholders"), assuming each of the Selling Optionholders elects to exercise his or her options to purchase shares of common stock at an exercise price equal to $5.00 per share, the number of shares to be sold by each Selling Optionholder and the percentage of each Selling Optionholder after the sale of the shares included in this prospectus.


                                                   Shares Beneficially        Number of
                                                     Owned Prior to          Shares Being     Shares Beneficially
                                                         Offering              Offered        Owned After Offering
              Optionholders                         Number  Percent                           Number       Percent
              -------------                         ------  -------                           ------       -------
Del Anderson                                            300      *                 300               0        *
Kent Angell                                           5,000      *               5,000               0        *
Joseph P. Caruso                                      5,539      *               5,539               0        *
Rafino Dumlao                                         5,000      *               5,000               0        *
Clint Frederickson                                      400      *                 400               0        *
Lynn M. Frye                                          4,000      *               4,000               0        *
Robert Gaertner                                       5,000      *               5,000               0        *
Miguel A. Gonzales                                    1,000      *               1,000               0        *
James Haydu                                           2,000      *               2,000               0        *
John P. Haydu                                         2,000      *               2,000               0        *
Zolton Haydu                                         15,000      *              15,000               0        *
John W. Hemmer(1)                                    60,000      *              60,000               0        *
Thomas L. Martin                                      5,000      *               5,000               0        *
Aziz Mohabbat                                        10,000      *              10,000               0        *
Thomas F. Motter (2)                                289,020     1.2%           143,450         145,570        *
Dale Muir                                               150      *                 150               0        *
Roberto E. Parra                                      4,000      *               4,000               0        *
Corinne Powell                                       62,500      *              62,500               0        *
Charles S. Pritchard                                  4,103      *               4,103               0        *
Ray Rivera                                              150      *                 150               0        *
Zacarri D. Sisneros                                  15,040      *              15,040               0        *
Anthony Smith                                        10,000      *              10,000               0        *
                                                    -------                   --------     -----------
       TOTAL                                        505,202                    359,632         145,570

--------------
*Less than 1%.

(1)      Mr. Hemmer is senior vice president of Paradigm.
(2) Mr. Motter is the former chairman and chief executive officer of Paradigm.

         The following table sets forth information regarding the beneficial ownership of the our common stock as of January 31,2003, by each of the holders of options (the "Selling Optionholders"), assuming each of the Selling Optionholders elects to exercise his or her options to purchase shares of common stock at an exercise price equal to $2.75 per share, the number of shares to be sold by each Selling Optionholder and the percentage of each Selling Optionholder after the sale of the shares included in this prospectus.


                                                   Shares Beneficially        Number of
                                                     Owned Prior to          Shares Being       Shares Beneficially
                                                         Offering              Offered          Owned After Offering
              Optionholders                         Number  Percent                             Number       Percent
              -------------                         ------  -------                             ------       -------
Kent Angell                                           2,500      *                 2,500               0        *
Joseph P. Caruso                                      2,500      *                 2,500               0        *
Rafino Dumlao                                         2,500      *                 2,500               0        *
Lynn M. Frye                                          1,250      *                 1,250               0        *
Robert Gaertner                                       2,500      *                 2,500               0        *
Kathy M. Hand                                        15,000      *                15,000               0        *
Keith D. Ignotz(1)                                  125,000      *               125,000               0        *
Cynthia Kozak                                         6,000      *                 6,000               0        *
Randall A. Mackey(2)                                325,000     1.4%             325,000               0        *
Thomas L. Martin                                      2,500      *                 2,500               0        *
Heber C. Maughan                                     30,000      *                30,000               0        *
Mark R. Miehle (3)                                  233,966      *               165,000          68,966        *
Aziz Mohabbat                                        50,000      *                50,000               0        *
Luis Mostacero                                        2,500      *                 2,500               0        *
Thomas F. Motter (4)                              1,070,570     4.6%             925,000         145,570        *
Roberto E. Parra                                      2,500      *                 2,500               0        *
Corinne Powell                                      275,000     1.2%             275,000               0        *
Charles S. Pritchard                                  6,000      *                 6,000               0        *
Dr. David M. Silver(5)                              341,666     1.4%             325,000          16,666        *
Zacarri D. Sisneros                                   6,250      *                 6,250               0        *
Anthony Smith                                         6,250      *                 6,250               0        *
John Tricarico                                        6,000      *                 6,000               0        *
Petra Yekulis                                         1,250      *                 1,250               0        *
                                                  ---------                    ---------         -------
       TOTAL                                      2,516,702                    2,285,500         231,202

-------------
*Less than 1%.

(1)      Mr. Ignotz is a director of Paradigm.
(2)      Mr. Mackey is chairman of the board and secretary of Paradigm.
(3) Mr. Miehle is the former president and chief operating officer of Paradigm.
(4) Mr. Motter is the former chairman and chief executive officer of Paradigm.
(5)      Dr. Silver is a director of Paradigm.

         The following table sets forth information regarding the beneficial ownership of our common stock as of January 31,2003, by each of the holders of options (the "Selling Optionholders"), assuming each of the Selling Optionholders elects to exercise his options to purchase shares of common stock at an exercise price equal to $6.00 per share, the number of shares to be sold by each Selling Optionholder and the percentage of each Selling Optionholder after the sale of the shares included in this prospectus.


                                                   Shares Beneficially        Number of
                                                     Owned Prior to          Shares Being       Shares Beneficially
                                                         Offering              Offered          Owned After Offering
              Optionholders                         Number  Percent                             Number       Percent
              -------------                         ------  -------                             ------       -------
Randall A. Mackey(1)                                 75,000      *              75,000               0         *
Mark R. Miehle(2)                                   218,966      *             150,000          68,966         *
Dr. David M. Silver(3)                               91,666      *              75,000          16,666         *
                                                 ----------                    -------          ------
       TOTAL                                        385,632                    300,000          85,632

--------------
*Less than 1%.

(1)      Mr. Mackey is secretary and a director of Paradigm.
(2) Mr. Miehle is the former president and chief operating officer of Paradigm.
(3)      Dr. Silver is a director of Paradigm.

         The following table sets forth information regarding the beneficial ownership of our common stock as of January 31,2003, by each of the holders of options (the "Selling Optionholders"), assuming each of the Selling Optionholders elects to exercise his options to purchase shares of common stock at an exercise price equal to $4.00 per share, the number of shares to be sold by each Selling Optionholder and the percentage of each Selling Optionholder after the sale of the shares included in this prospectus.

                                                   Shares Beneficially        Number of
                                                     Owned Prior to          Shares Being       Shares Beneficially
                                                         Offering              Offered          Owned After Offering
              Optionholders                         Number  Percent                             Number       Percent
              -------------                         ------  -------                             ------       -------
Steven J. Bayern (1)                                112,500      *             112,500               0        *
Robert L. Frome (2)                                 216,667      *             150,000          66,667        *
Keith D. Ignotz (3)                                  75,709      *              75,000             709        *
Patrick N. Kolenik (4)                              112,500      *             112,500               0        *
Randall A. Mackey (5)                                75,000      *              75,000               0        *
Thomas F. Motter (6)                                195,570      *              50,000         145,570        *
Dr. David M. Silver (7)                              91,666      *              75,000          16,666        *
                                                 ----------                    -------         -------
       TOTAL                                        879,612                    650,000         229,612

------------
Less than 1%

(1)      Mr. Bayern is a former director of Paradigm.
(2)      Mr. Frome is a former director of Paradigm.
(3)      Mr. Ignotz is a director of Paradigm.
(4)      Mr. Kolenik is a former director of Paradigm.
(5)      Mr. Mackey is chairman of the board and secretary of Paradigm.
(6) Mr. Motter is the former chairman and chief executive officer of Paradigm.
(7)      Dr. Silver is a director of Paradigm.

         The following table sets forth information regarding the beneficial ownership of our common stock as of January 31,2003, by each of the holders of warrants (the "Selling Securityholders"), assuming each of the Selling Securityholders elects to exercise the warrants held by such Selling Securityholder to purchase shares of common stock at exercise prices ranging from $2.38 to $8.125 per share, the number of shares to be sold by each Selling Securityholder and the percentage of each Selling Securityholder after the sale of the shares included in this prospectus.


                                                   Shares Beneficially        Number of
                                                     Owned Prior to          Shares Being       Shares Beneficially
                                                         Offering              Offered          Owned After Offering
          Securityholders                            Number  Percent                             Number       Percent
          ---------------                            ------  -------                             ------       -------
Consulting for Strategic Growth, Ltd.                40,000      *              40,000              0            *
Cyndel & Co., Inc. (1)                              475,000     2.0%           475,000              0            *
John W. Hemmer (2)                                   75,000      *              75,000              0            *
Kenneth Jerome & Company, Inc.                      200,000      *             200,000              0            *

John W. Hemmer (2)                                   75,000      *              75,000              0            *
Barry Kaplan Associates                             100,000      *             100,000              0            *
Helen Kohn                                           50,000      *              50,000              0            *
Dr. Michael M. Limberg (3)                          479,580     2.1%           300,000        179,580            *
Rodman & Renshaw, Inc.                               35,000      *              35,000              0            *
Ronit Sucoff                                        106,703      *              50,000         53,333            *
                                                  ---------                  ---------        -------
       TOTAL                                      1,553,913                  1,325,000        228,913

-------------
Less than 1%.

(1) The chairman, director and 50% shareholder of Cyndel & Co., Inc. is Stephen J. Bayern and the president, director and 50% shareholder of Cyndel is Patrick N. Kolenik, who together exercise shared voting and investment powers. Messrs. Bayern and Kolenik are each a former director of Paradigm. On October 1, 1999 and April 1, 2000, Cyndel entered into consulting agreements with Paradigm to perform unspecified investment banking services for Paradigm.
(2)      Mr. Hemmer is senior vice president of Paradigm.
(3)      Dr. Limberg is a consultant to Paradigm.

         The following table sets forth information regarding the beneficial ownership of our common stock as of January 31,2003, by each of the holders of warrants (the "Selling Securityholders"), assuming each of the Selling Securityholders elects to exercise the warrants held by such Selling Securityholder to purchase shares of common stock at an exercise price of $.25 per share, the number of shares of common stock to be sold by each Selling Securityholder, and the percentage of each Selling Securityholder after the sale of common stock included in this prospectus.


                                                   Shares Beneficially        Number of
                                                     Owned Prior to          Shares Being       Shares Beneficially
                                                         Offering              Offered        Owned After Offering(1)
                Shareholders                         Number  Percent                           Number         Percent
                ------------                         ------  -------                           ------         -------
Paul L. Archambeau, M.D.                            255,000      *                51,000         204,000        *
John H. Banzhaf                                       7,887      *                 7,887               0        *
Daniel S. Lipson                                    250,000      *                50,000         200,000        *
Douglas A. MacLeod, M.D.                          2,612,256    11.2%             200,000       2,412,256      7.6%
Douglas A. MacLeod, M.D. Profit
    Sharing Trust                                   500,000     2.1%             100,000         400,000      1.3%
St. Mark's Eye Institute                            250,000     1.1%              50,000         200,000        *
Milan Holdings, Ltd.                                900,000     3.8%             180,000         720,000      2.3%
Frank G. Mauro                                      141,975      *               141,975               0        *
Delbert D. Reichardt                                  7,888      *                 7,888               0        *
                                                  ---------                      -------       ---------
          TOTAL                                   4,925,006                      788,750       4,136,256

-------------
Less than 1%.

         The following table sets forth information regarding the beneficial ownership of our common stock as of January 31,2003, by each of the shareholders registering shares of common stock for resale (the "Selling Shareholders") pursuant to registration rights granted to such Selling Shareholders, the number of shares to be sold by each Selling Shareholder and the percentage of each Selling Shareholder after the sale of the shares included in this prospectus.


                                                   Shares Beneficially        Number of
                                                     Owned Prior to          Shares Being        Shares Beneficially
                                                         Offering              Offered         Owned After Offering(1)
                Shareholders                         Number  Percent                             Number       Percent
                ------------                         ------  -------                             ------       -------
Victoria Albright                                       382      *                     382               0        *
Joseph S. Anile II                                  112,933      *                 112,933               0        *
Paul L. Archambeau, M.D.                                  0      *                 204,000               0        *
Dr. Myron Arlen                                       9,853      *                   9,853               0        *
Scott S. Bair                                        50,000      *                  50,000               0        *
Steven J. Bayern(1)                                 160,093      *                 160,093               0        *
Bear Stearns as Custodian FBO
  Leonard Russin, IRA                                25,000      *                  25,000               0        *
Ellen Bracchi                                           132      *                     132               0        *
John Butler                                         224,499      *                 224,499               0        *
John Butler as Custodian for
     Shandy Lee Dunn                                    382      *                     382               0        *
John Richard Butler Jr.                                 552      *                     552               0        *
Carcap, Co. LLC                                      15,500      *                  15,500               0        *
Ray P. Carracciolo                                    3,698      *                   3,698               0        *
John Charles Casebeer, M.D.                          43,684      *                  43,684               0        *
Leith Clotfelter                                        116      *                     116               0        *
Thomas Clotfelter                                       116      *                     116               0        *
Jarrod R. Eberhardt                                   4,108      *                   4,108               0        *
Erin C. Eberhardt                                     4,108      *                   4,108               0        *
Eberhardt Family Trust (UTD)
   dated 3/12/92 (2)                                 13,353      *                  13,353               0        *
Charles George                                          462      *                     462               0        *
Stanley Goldberg Revocable Trust (3)                 10,000      *                  10,000               0        *
Charles L. Greiter, Custodian for
     Christopher B. Breiter                             764      *                     764               0        *
Charles L. Greiter, Custodian for
     Elizabeth A. Breiter                               764      *                     764               0        *
William D. Greiter                                    1,528      *                   1,528               0        *
Scott Gruder                                          4,927      *                   4,927               0        *
Douglas A. Hester                                     1,284      *                   1,284               0        *
I.O. Assets, Inc.                                 1,222,825     5.2%             1,222,825               0        *
International Bio-Immune Systems, Inc.              344,000      *                 344,000               0        *
JAOR Partners                                         5,000      *                   5,000               0        *
Joshua E. Josephson                                     924      *                     924               0        *
David R. Kahn                                           180      *                     180               0        *
Rodger T. Kame                                          642      *                     642               0        *
Helen Kohn                                           52,500      *                  52,500               0        *
Patrick M. Kolenik (4)                              160,093      *                 160,093               0        *
Peter Kristensen(5)                                  50,000      *                  50,000               0        *
KSH Strategic Investment Fund I, LP
     (6)                                             32,500      *                  32,500               0        *
Stuart J. Lemle                                      16,328      *                  16,328               0        *
Ted Levine                                            4,927      *                   4,927               0        *
Daniel Levinson                                       1,528      *                   1,528               0        *
Dr. Michael M. Limberg (7)                          179,580      *                  87,580          92,000        *
Sheila G. Lipin                                       6,163      *                   6,163               0        *
William R. Lipin                                      9,244      *                   9,244               0        *
Daniel S. Lipson                                          0      *                 200,000               0        *
Roland Lorenzo                                        9,853      *                   9,853               0        *
Douglas A. MacLeod, M.D.                          2,412,256    10.3%               800,000       1,612,256      5.1%

Douglas A. MacLeod, M.D. Profit
    Sharing Trust                                         0      *                 400,000               0        *
George Mansfield                                     50,466      *                  50,466               0        *
F. Brinton McConkie(8)                               50,000      *                  50,000               0        *
Mentor Corporation (9)                              763,651     3.2%               763,651               0        *
Irwin Messer                                          2,464      *                   2,464               0        *
Mark R. Miehle (10)                                  68,966      *                  18,500          50,466        *
Milan Holdings, Ltd.                                720,000     3.1%               720,000               0        *
Wilfred H. Newsham and Therese D.
   Newshaw Living Trust (UDT)
   dated 8/13/92 (11)                                   924      *                     924               0        *
William Norgren                                         539      *                     539               0        *
Phillips, Haskett & Ingwalson, P.C. (12)              6,163      *                   6,163               0        *
Frederick C. Phillips                                 2,311      *                   2,311               0        *
Polycore Optical Pte., Ltd. (13)                    694,816     3.0%               694,816               0        *
Charles S. Pritchard                                     51      *                      51               0        *
Eric Pfosi                                            3,641      *                   3,641               0        *
Janeen Pfosi                                         10,052      *                  10,052               0        *
Janeen Pfosi, Custodian for
     Evan Pfois                                       3,335      *                   3,335               0        *
Janeen Pfosi, Custodian for
     Brent Pfosi                                      3,029      *                   3,029               0        *
Richard G. Powell                                     5,300      *                   5,300               0        *
R.F. Lafferty & Co. (14)                            100,000      *                 100,000               0        *
Dr. Sheldon Rabin                                     9,853      *                   9,853               0        *
D.A. Rorabaugh and Lorraine
   Rorabaugh Trust (UTD) dated
5/21/85 (15)                                             16      *                      16               0        *
Dale Rorabaugh                                        1,541      *                   1,541               0        *
David and Dee Russell                                 1,849      *                   1,849               0        *
Thomas O. Sherer                                      3,819      *                   3,819               0        *
St. Mark's Eye Institute                            200,000      *                 200,000               0        *
Michael W. Stelzer (16)                              40,000      *                  40,000               0        *
Ronit Sucoff                                          3,370      *                   3,370               0        *
Tov Industrial Products (17)                         55,000      *                  55,000               0        *
Triton West Group, Inc. (18)                        695,991     3.0%               695,991               0        *
Jennifer Wegen, Custodian for
     Kaitlin Wegen                                   10,052      *                  10,052               0        *
Jennifer Wegen, Custodian for
     Kristine Wegen                                   7,915      *                   7,915               0        *
Jennifer Wegen, Custodian for
     Madison Wegen                                    3,335      *                   3,335               0        *
Jennifer Wegen Trust (UAD)
     dated 7/24/95                                    5,778      *                   5,778               0        *
Keith Wegen Trust (UAD)
     dated 7/24/95                                    5,778      *                   5,778               0        *
Richard O. Williams                                   3,056      *                   3,056               0        *
Gary Wisniewski                                       1,320      *                   1,320               0        *
James D. Wood                                         1,078      *                   1,078               0        *
                                               ------------                     ----------      ----------
       TOTAL                                      8,736,092                      7,781,518         142,466

-------------
Less than 1%.

(1)      Mr. Bayern is a former director of Paradigm.
(2) The trustee of the Eberhardt Family Trust (UTD) dated 3/12/92 is Richard A. Eberhardt, who exercises sole voting and investment powers.
(3) The trustee of the Stanley Goldberg Revocable Trust is Stanley Goldberg, who exercises sole voting and investment powers.

(4)      Mr. Kolenick is a former director of Paradigm.
(5)      Mr. Kristensen is a consultant to Paradigm.
(6)      The managing directors of KSH Strategic  Investment Fund I, LP are Cary
         W. Sucoff and Harvey R. Kohn, who exercise shares voting and investment powers.
(7)      Dr. Limberg is a consultant to Paradigm.
(8)      Mr. McConkie is a consultant to the Company.
(9) The senior vice president and chief financial officer of Mentor Corporation is Adel Michael, who exercises sole voting and investment powers. On October 24, 1999, Mentor entered into an asset purchase agreement with Paradigm to sell Mentor's cataract surgery product line.
(10) Mr. Miehle is the former president and chief operating officer of Paradigm.
(11) The trustee of the Wilfred H. Newshaw and Therese D. Newshaw Living Trust (UDT) dated 8/13/92 are Wilfred H. Newshaw and Therese D Newshaw, who exercise shared voting and investment powers.
(12) The secretary of Phillips, Haskett & Ingwalson, P.C. is Frederick C. Phillips, who exercises sole voting and investment powers.
(13) The managing director of Polycore Optical Pte., Ltd. is Sammy Summargo, who exercises sole voting and investment powers.
(14) The president of R.F. Lafferty & Co. is Henry Hackel, who exercises sole voting and investment powers.
(15) The trustees of the D.A. Rorabaugh and Lorraine Rorabaugh Trust (UTD) dated 5/21/85 are Dale A. and Lorraine Rorabaugh, who exercise shared voting and investment powers.
(16) Mr. Stelzer is the former vice president of operations and chief operating officer of Paradigm.
(17) The president of Tov Industrial Products is Joseph Frimerman, who exercises sole voting and investment powers.
(18) The president of Triton West Group, Inc. is E. Edward Jung, who exercises sole voting and investment powers. On June 30, 2000, Triton West Group, Inc. entered into a private equity line of credit agreement with Paradigm.

                            DESCRIPTION OF SECURITIES

         Paradigm's authorized capital stock consists of 40,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value per share. Paradigm has created six classes of preferred stock, designated as Series A preferred stock, Series B preferred stock, Series C convertible preferred stock, Series D convertible preferred stock, Series E convertible preferred stock and Series F convertible preferred stock.

         Common Stock. The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from legally available funds. Upon liquidation or dissolution of Paradigm, the holders of common stock are entitled to receive, pro rata, assets remaining available for distribution to stockholders. The common stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls. There are no conversion or redemption rights applicable to the shares of common stock. All the outstanding shares of common stock are fully paid and nonassessable.

         Preferred Stock. The Board of Directors is authorized, without further action by the stockholders, to issue, from time to time, up to 5,000,000 shares of preferred stock in one or more classes or series, and to fix or alter the designations, power and preferences, and relative participation, option or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock, and the number of shares constituting any such class or series and its designation and to increase or decrease the number of such class or series subsequent to the issuance of shares of such class or series, but not below the number of shares of such class or series then outstanding. The issuance of any series of preferred stock under certain circumstances could have the effect of delaying, deferring or preventing a change in control and could adversely affect the rights of the holders of the common stock. As of the date of this Memorandum, Paradigm has created and issued shares of five classes of preferred stock more fully discussed below.

         Series A Preferred Stock. The Board of Directors has authorized the issuance of a total of 500,000 shares of Series A preferred stock. Each share of Series A preferred stock is convertible into shares of common stock at a rate of
1.2 shares of common stock for each share of Series A preferred stock. Paradigm may, at its sole option, at any time, redeem all of the then-outstanding shares of Series A preferred stock at a price of $4.50 per share, plus accrued and unpaid dividends, if any. The holders of shares of Series A preferred stock are entitled to non-cumulative preferred dividends at the rate of $0.24 per share of Series A preferred stock per annum, payable in cash on or before December 31 of each year, commencing December 31, 1995. Such dividends, however, can only be paid from surplus earnings of Paradigm and further, because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. The Series A preferred stock has priority rights to dividends over the common stock, but will not participate in any dividends payable to the holders of shares of common stock. No dividends will be paid to holders of shares of common stock unless and until all dividends on shares of preferred stock have been paid in full for the same period. Except upon the redemption of the Series A preferred stock or before the payment of dividends on any shares of capital stock that are on par with or junior or subordinate to the Series A preferred stock as to dividends, or upon the liquidation, dissolution or winding-up of Paradigm, the payment of dividend from surplus earnings was not mandatory prior to December 31, 1995. In the event of any liquidation, dissolution or winding-up of Paradigm, the holders of shares of Series A preferred stock are entitled to receive, prior and in preference to, any distribution of any of the assets or surplus funds of Paradigm to the holders of shares of common stock or any other stock of Paradigm ranking on liquidation junior or subordinate to the Series A preferred stock, an amount equal to $1.00 per share, plus accrued and unpaid dividends, if any. Holders of shares of Series A preferred stock have no voting rights, except in those instances required by Delaware law.

         As of January 31,2003, there were a total of 5,627 shares of Series A preferred stock issued and outstanding. A total of 6,753 shares of common stock has been set aside and reserved in the event the holders of shares of Series A preferred stock elect to convert those shares into shares of common stock. As of January 31,2003, 116,897 shares of Series A preferred stock have been converted into 140,276 shares of common stock.

         Series B Preferred Stock. The Board of Directors has authorized the issuance of a total of 500,000 shares of Series B preferred stock. Each share of the Series B preferred stock is convertible into shares of common stock at a rate of 1.2 shares of common stock for each share of Series B preferred stock. Paradigm may, at its sole option, at any time, redeem all of the then-outstanding shares of Series B preferred stock at a price of $4.50 per share, plus accrued and unpaid dividends, if any. The holders of shares of Series B preferred stock are entitled to non-cumulative preferred dividends at the rate of $0.48 per share of Series B preferred stock per annum, payable in cash on or before December 31 of each year, commencing December 31, 1995. Such dividends, however, can only be paid from surplus earnings of Paradigm and further, because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. The Series B preferred stock has priority rights to dividends over the common stock, but will not participate in any dividends payable to the holders of shares of common stock. No dividends will be paid to holders of shares of common stock unless and until all dividends on shares of preferred stock have been paid in full for the same period. Except upon the redemption of the Series B preferred stock or before the payment of dividends on any shares of capital stock that are on par with or junior or subordinate to the Series B preferred stock as to dividends, or upon the liquidation, dissolution or winding-up of Paradigm, the payment of dividends from surplus earnings was not mandatory prior to December 31, 1995. In the event of any liquidation, dissolution or winding-up of Paradigm, the holders of shares of Series B preferred stock are entitled to receive, prior and in preference to, any distribution of any of the assets or surplus funds of Paradigm to the holders of shares of common stock or any other stock of Paradigm ranking on liquidation junior or subordinate to the Series B preferred stock, an amount equal to $4.00 per share, plus accrued and unpaid dividends, if any. Holders of shares of Series B preferred stock have no voting rights, except in those instances required by Delaware law.

         As of January 31,2003, there were a total of 8,986 shares of Series B preferred stock issued and outstanding. A total of 10,783 shares of common stock have been set aside and reserved in the event the holders of shares of Series B preferred stock elect to convert those shares into shares of common stock. As of January 31,2003, 484,014 shares of Series B preferred stock have been converted into 580,817 shares of common stock.

         Series C Preferred Stock. The Board of Directors has authorized the issuance of a total of 30,000 shares of Series C preferred stock at $100 per share. Each share of Series C preferred stock is convertible into shares of common stock at an initial conversion price equal to $1.75 per share of common stock (or approximately 57.14 common shares for each share of Series C preferred stock), subject to adjustments for stock splits, stock dividends and certain combinations or recapitalizations in respect of the common stock. The shares are also automatically converted into common stock upon 30 days' written notice by Paradigm to the holders of the shares after (i) the 30-day anniversary of the effective date of the filing of a registration statement in which shares of common stock issuable upon conversion of the shares were registered and (ii) the average closing price of the common stock for the 20-day period immediately prior to the date in which notice of conversion is given to the holders of the shares is at least $3.50 per shares. Any shares still outstanding after January 1, 2002 shall be mandatorily converted at such date at the conversion price then in effect. Holders of the shares have no redemption rights. The holders of shares of Series C preferred stock are entitled to 12% non-cumulative preferred dividends. However, the shares shall be entitled to dividends declared on the common stock on an as-converted basis. Such dividends shall accrue from the date of issuance or the last preferred dividend record date and be payable in cash or shares of common stock. Such dividends, however, can only be paid at Paradigm's sole option from surplus earnings and further, because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. In the event of any liquidation, dissolution, sale of all or substantially all of the assets or merger or consolidation of Paradigm (and, in case of a merger or consolidation, Paradigm is not the surviving entity), the holders of Series C preferred stock shall be entitled to receive, in preference to the holders of all other classes of capital stock, whether now existing or hereinafter created (other than Series A preferred stock and Series B preferred stock with which Series C preferred stock shall, for purposes of a liquidation, rank junior), an amount per share equal to the greater of (A) the amount such shares would have received had such holders converted the Series C preferred stock into common stock immediately prior to such liquidation, plus declared or unpaid dividends or (B) or the stated value, $100 per share, subject to such liquidation plus declared but unpaid dividends. Holders of shares of Series C preferred stock shall have no voting rights, except in those instances required by Delaware law.

         As of January 31,2003, there were no shares of Series C preferred stock issued and outstanding. As of January 31,2003, 29,990 shares of Series C preferred stock have been converted into 1,713,714 shares of common stock.

         Series D Convertible Preferred Stock. The Board of Directors authorized the issuance of a total of 1,140,000 shares of Series D convertible preferred stock at $1.75 per share. Each share of Series D preferred stock is convertible into one share of common stock, subject to adjustments for stock splits, stock dividends and certain combinations or recapitalizations in respect of the common stock. The shares are also automatically converted into common stock upon 30 days' written notice by Paradigm to the holders of the shares after (i) the 30-day anniversary of the effective date of a registration statement in which shares of common stock issuable upon conversion of the shares are registered and
(ii) the average closing price of the common stock for the 20-day period immediately prior to the date in which notice of conversion is given to the holders of the shares is at least $3.50 per share. Any shares still outstanding after January 1, 2002 shall be mandatorily converted at such date at the conversion price then in effect. Holders of the shares have no redemption rights. The holders of shares of Series D preferred stock are entitled to 10% non-cumulative preferred dividends. Additionally, holders of the shares will receive any dividends declared on the common stock on an as-converted basis. Such dividends accrue from the date of issuance or the last preferred dividend record date and are payable in cash or shares of common stock. Such dividends, however, can only be paid at Paradigm's sole option from surplus earnings and further because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. In the event of any liquidation, dissolution, sale of all or substantially all of the assets or merger or consolidation of Paradigm (and, in case of a merger or consolidation, Paradigm is not the surviving entity), the holders of Series D preferred stock are entitled to receive, in preference to the holders of all other classes of capital stock, whether now existing or hereinafter created, other than Series A preferred stock, Series B preferred stock and Series C preferred stock with which Series D preferred stock shall, for purposes of a liquidation, rank junior, an amount per share equal to the greater of (A) the amount such shares would have received had such holders converted the Series D preferred stock into common stock immediately prior to such liquidation, plus declared or unpaid dividends or (B) or the stated value, $1.75 per share, subject to such liquidation plus declared but unpaid dividends. Holders of shares of Series D preferred stock have no voting rights, except in those instances required by Delaware law.

         As of January 31,2003, there were a total of 5,000 shares of Series D preferred stock issued and outstanding. A total of 8,750 shares of common stock has been set aside and reserved in the event the holders of the Series D preferred stock elect to convert those shares into shares of common stock. As of January 31,2003, 1,630,000 shares of Series D preferred stock have been converted into 1,985,000 shares of common stock.

         Series E Preferred Stock. The Board of Directors has authorized the issuance of a total of 50,000 shares of Series E preferred stock at a stated value of $100 per share. Each share of Series E preferred stock is convertible into shares of common stock at an initial conversion price equal to $1.875 per share of common stock (or 53.33 common shares for each share of Series E preferred stock), subject to adjustments for stock splits, stock dividends and certain combinations or recapitalizations in respect of the common stock. The shares are also automatically converted into common stock upon 30 days' written notice by Paradigm to the holders of the shares after (i) the 30-day anniversary of the effective date of the filing of a registration statement in which shares of common stock issuable upon conversion of the shares were registered and (ii) the average closing price of the common stock for the 20-day period immediately prior to the date in which notice of conversion is given to the holders of the shares is at least $3.50 per share. Any shares still outstanding after January 1, 2005 shall be mandatorily converted at such date at the conversion price then in effect. Holders of the shares have no redemption rights. The holders of shares of Series E preferred stock are entitled to 8% non-cumulative preferred dividends. However, the shares shall be entitled to dividends declared on the common stock on an as-converted basis. Such dividends shall accrue from the date of issuance or the last preferred dividend record date and be payable in cash or shares of common stock. Such dividends, however, can only be paid at Paradigm's sole option from surplus earnings and further, because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. In the event of any liquidation, dissolution, sale of all or substantially all of the assets or merger or consolidation of Paradigm (and, in case of a merger or consolidation, Paradigm is not the surviving entity), the holders of Series E preferred stock shall be entitled to receive, in preference to the holders of all other classes of capital stock, whether now existing or hereinafter created (other than Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D convertible preferred stock with which Series E preferred stock shall, for purposes of a liquidation, rank junior), an amount per share equal to the greater of (A) the amount such shares would have received had such holders converted the Series E preferred stock into common stock immediately prior to such liquidation, plus declared or unpaid dividends or (B) or the stated value, $100 per share, subject to such liquidation plus declared but unpaid dividends. Holders of shares of Series E preferred stock shall have no voting rights, except in those instances required by Delaware law.

         As of January 31,2003, there were a total of 1,500 shares of Series E preferred stock issued and outstanding. A total of 80,000 shares of common stock has been set aside and reserved in the event the holders of Series D preferred stock elect to convert those shares into shares of common stock. As of January 31,2003, 44,719 shares of Series E preferred stock have been converted into 2,385,013 shares of common stock.

         Series F Preferred Stock. The Board of Directors has authorized the issuance of a total of 50,000 shares of Series F preferred stock at a stated price of $100 per share. Each share of Series F preferred stock is convertible into shares of common stock at an initial conversion price equal to $1.875 per share of common stock (or 53.33 common shares for each share of Series E preferred stock), subject to adjustments for stock splits, stock dividends and certain combinations or recapitalizations in respect of the common stock. The shares are also automatically converted into common stock upon 30 days' written notice by Paradigm to the holders of the shares after (i) the 30-day anniversary of the effective date of the filing of a registration statement in which shares of common stock issuable upon conversion of the shares were registered and (ii) the average closing price of the common stock for the 20-day period immediately prior to the date in which notice of conversion is given to the holders of the shares is at least $3.50 per share. Any shares still outstanding after January 1, 2005 shall be mandatorily converted at such date at the conversion price then in effect. Holders of the shares have no redemption rights. The holders of shares of Series F preferred stock are entitled to 8% non-cumulative preferred dividends. However, the shares shall be entitled to dividends declared on the common stock on an as-converted basis. Such dividends shall accrue from the date of issuance or the last preferred dividend record date and be payable in cash or shares of common stock. Such dividends, however, can only be paid at Paradigm's sole option from surplus earnings and further, because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. In the event of any liquidation, dissolution, sale of all or substantially all of the assets or merger or consolidation of Paradigm (and, in case of a merger or consolidation, Paradigm is not the surviving entity), the holders of Series F preferred stock shall be entitled to receive, in preference to the holders of all other classes of capital stock, whether now existing or hereinafter created (other than Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D Convertible preferred stock and Series E preferred stock with which Series F preferred stock shall, for purposes of a liquidation, rank junior), an amount per share equal to the greater of (A) the amount such shares would have received had such holders converted the Series F preferred stock into common stock immediately prior to such liquidation, plus declared or unpaid dividends or (B) or the stated value, $100 per share, subject to such liquidation plus declared but unpaid dividends. Holders of shares of Series F preferred stock shall have no voting rights, except in those instances required by Delaware law.

         As of January 31,2003, there were 5,773.75 shares of Series F preferred stock issued and outstanding. A total of 307,933 shares of common stock has been set aside and reserved in the event the holders of Series E preferred stock elect to convert those shares of common stock. As of January 31,2003, 42,273.25 shares of Series F preferred stock have been converted into 2,254,573 shares of common stock.

         Although Paradigm was not instructed by any regulatory body to actually conduct the Rescission Offer, Paradigm decided to go forward with the Rescission Offer to reduce any type of potential contingent liability it may be exposed to in connection with its private placement of Series B preferred stock. The Rescission Offer is designed to reduce such contingent liability by placing the Series B Stockholders on notice of possible defects and presenting them with an opportunity to avoid or mitigate damages. The Rescission Offer, however, may not fully relieve Paradigm from exposure to contingent liability under federal or state securities laws.

         Class A Warrants. Each Class A warrant entitles the holder to purchase one share of common stock at an exercise price of $7.50 per share. Class A warrants are exercisable through July 10, 2003, provided that at the time of exercise a current prospectus relating to the common stock is then in effect and the common stock is qualified for sale or exempt from qualification under applicable state securities laws. The Class A warrants are subject to redemption by Paradigm commencing July 10, 1997, upon 30 days' written notice, at a price of $.05 per Class A warrant if the average closing bid price of the common stock for any 30 consecutive business days ending within 15 days of the date of which the notice of redemption is given shall have exceeded $8.50 per share. Holders of Class A warrants automatically forfeit their rights to purchase the shares of common stock issuable upon exercise of such warrants unless the warrants are exercised before the close of business on the business day immediately prior to the date set for redemption. All outstanding Class A warrants must be redeemed if any Class A warrants are redeemed. A notice of redemption shall be mailed to each of the registered holders of the Class A warrants by first class mail, postage prepaid, 30 days before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Class A warrant certificates shall be delivered and the redemption price to be paid, and that the right to exercise a Class A warrant shall terminate at 5:00 p.m. (Salt Lake City time) on the business day immediately preceding the date fixed for redemption.

         The Class A warrants may be exercised upon surrender of the certificate(s) therefore on or prior to the expiration or the redemption date at the offices of Continental Stock Transfer & Trust Company, Paradigm's warrant agent (the "Warrant Agent") with the subscription form on the reverse side of the certificate(s) completed and executed as indicated, accomplished by payment (in the form of a certified or cashier's check payable to the order of Paradigm) of the full exercise price for the number of warrants being exercised.

         The Class A warrants contain provisions that protect the holders thereof against dissolution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events including issuances of common stock (or securities convertible, exchangeable or exercisable into common stock) at less than market value, stock dividends, stock splits, mergers, sale of substantially all of Paradigm's assets, and for other extraordinary events; provided, however, that no such adjustment shall be made upon, among other things (i) the issuance or exercise of options or other securities under employee benefit plans (ii) the sale or exercise of outstanding options or warrants or the Class A warrants, or (iii) the conversion of shares of Paradigm's preferred stock to common stock.

         The Company is not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of Class A warrants will not possess any right as a shareholder of Paradigm unless or until he or she exercises the Class A warrants. As of January 31,2003, the Class A warrants have not been exercised.

         Series E Preferred Stockholders Warrants. In connection with the sale of 48,219 shares of Series E preferred stock through a private offering in reliance on the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and pursuant to the provisions of Rule 506 of Regulation D promulgated thereunder, Paradigm issued warrants to holders of Series E preferred stock to purchase 241,095 shares of common stock. Each warrant entitled the holder to purchase one share of common stock at an exercise price of $4.00 per share. The warrants are exercisable through May 23, 2006. These warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of Paradigm's assets. The Company is not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holders of the warrants will not possess any rights as shareholders unless and until the holders exercise the warrants. As of January 31,2003, none of the Series E Preferred Shareholders warrants has been exercised.

         Series F Preferred Stockholders Warrants. In connection with the sale of 48,046 shares of Series F preferred stock through a private offering in reliance on the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and pursuant to the provisions of Rule 506 of Regulation D promulgated thereunder, Paradigm issued warrants to purchase 251,114 shares of common stock. Each Warrant entitled the holder to purchase one share of common stock at an exercise price of $4.00 per share. The warrants are exercisable through August 20, 2006. These warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of Paradigm's assets. Paradigm is not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holders of the warrants will not possess any rights as shareholders unless and until the holders exercise the warrants. As of January 31,2003, none of the Series F Preferred Shareholders warrants has been exercised.

         Kenneth Jerome Warrants. In connection with its public offering, Paradigm issued and sold warrants to Kenneth Jerome & Company, Inc. ("Kenneth Jerome") the underwriters of that offering, to purchase 100,000 shares of common stock at $8.125 per share commencing July 10, 1998 and continuing to be exercisable until July 10, 2003, and an additional 100,000 shares of common stock at a price of $7.50 per share exercisable for the same period of time. During the exercise period, holders of the Kenneth Jerome warrants are entitled to certain demand and incidental registration rights with respect to the securities issuable upon exercise of the Kenneth Jerome warrants. The number of shares covered by the Kenneth Jerome warrants are subject to adjustment in certain events to prevent dissolution. The Company may redeem the Kenneth Jerome warrants beginning July 10, 1998 at a price of $.05 per warrant at such time as Paradigm's common stock has been trading on The Nasdaq SmallCap Market or an established exchange at a price equal to or above $10.00 per share for a period of 30 consecutive business days ending within 15 days of the date of redemption. Prior to July 10, 1998, the Kenneth Jerome warrants are not transferable except to officers and directors of the representative, co- underwriters, selling group members and their officers or partners. As of January 31,2003, none of the Kenneth Jerome warrants has been exercised.

         KSH Investment Group Warrants. In connection with its Series D Preferred private placement, Paradigm issued warrants to KSH Investment Group, Inc. ("KSH Investment Group") warrants to purchase 208,400 shares of common stock. These warrants consist of Placement Agent Warrants to purchase 68,400 shares of common stock at any time not later than February 12, 2004 at exercise price of $2.50 per share for warrants to purchase 55,539 shares of common stock, $2.69 per share for warrants to purchase 10,461 shares, and $2.38 per share for warrants to purchase 2,400 shares of common stock. The Investment Banking Fee warrants consist of warrants to purchase 140,000 shares of common stock at any time no later than March 1, 2004 at an exercise price of $2.38 per share. The KSH Investment Group warrants contain provisions that protect holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of Paradigm's assets. The Company is not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The registered holders of the KSH Investment Group warrants also may elect to exercise their warrants by way of cashless exercise of the warrants. The number of shares of common stock issuable on the cashless exercise of the KSH Investment Group warrants is equal to the total number of warrants issued to the holder times the difference between the then current market price and the exercise price of the warrants divided by the market price of the warrants. The holder of the KSH Investment Group warrants will not possess any rights as a shareholder of Paradigm unless and until the holder exercises the warrants. As of January 31,2003, none of the KSH Investment Group warrants has been exercised.

         Cyndel Warrants. In connection with certain financings that Cyndel provided to Paradigm, Paradigm issued warrants to Cyndel & Co., Inc. ("Cyndel") to purchase an aggregate of 475,000 shares of common stock. These warrants consist of warrants to purchase 75,000 shares of common stock at any time not later than February 7, 2006, at an exercise price of $4.00 per share; warrants to purchase 150,000 shares of common stock at any time not later than August 10, 2005, at an exercise price of $4.00 per share; and warrants to purchase 250,000 shares of common stock at any time not later than August 31, 2005, at an exercise price of $3.00 per share. The warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of Paradigm's assets. Paradigm is not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the warrants will not possess any rights as a shareholder of Paradigm unless and until the holder exercises the warrants. As of January 31,2003, none of the Cyndel warrants has been exercised.

         Lafferty Warrants. In connection with an investment banking agreement with R. F. Lafferty & Co., Inc. ("Lafferty"), Paradigm issued warrants to Lafferty to purchase 100,000 shares of Paradigm's common stock. Each warrant entitles Lafferty to purchase one share of common stock at an exercise price of $4.00 per share. The warrants are exercisable through October 15, 2004. The warrants contain provisions that protect the holder thereof against delusion by adjustment of the exercise price per share and the number of shares issuable upon the exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of Paradigm's assets. The Company is not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the warrants will not possess any rights as a shareholder of Paradigm unless and until the holder exercises the warrants. As of January 31,2003, none of the Lafferty warrants has been exercised.

         Limberg Warrants. In connection with certain consulting services provided to Paradigm, Paradigm issued warrants to Dr. Michael B. Limberg to purchase 300,000 shares of common stock. These warrants consist of warrants to purchase 100,000 shares of common stock at any time not later than December 1, 2008 at an exercise price of $4.00 per share; warrants to purchase 50,000 shares of common stock at any time not later than December 1, 2009 at an exercise price of $4.75 per share; warrants to purchase 50,000 shares of common stock at any time not later than June 1, 2010 at an exercise price of $6.75 per share; warrants to purchase 50,000 shares of common stock at any time not later than December 1, 2011 at an exercise price of $4.00 per share; and warrants to purchase 50,000 shares of common stock at any time not later than June 1, 2011 at an exercise price of $4.00 per share. These warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of Paradigm's assets. Paradigm is not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants. As of January 31,2003, none of the Limberg warrants has been exercised.

         Hemmer Warrants. In connection with the prior retirement of John W. Hemmer, who has recently been appointed as Senior Vice President of Paradigm, the Board of Directors authorized the issuance of warrants to Mr. Hemmer to purchase 75,000 shares of common stock. The Board of Directors authorized the issuance of these warrants to Mr. Hemmer at such time as he exercised warrants to purchase 125,000 shares of common stock at an exercise price of $2.63 per share, which were previously issued to him upon his retirement. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $7.50 per share. The warrants are exercisable through January 24, 2005. The warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of Paradigm's assets. Paradigm is not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based on the current market value of such fractional shares. The holder of the warrants will not possess any rights as a shareholder of Paradigm unless and until the holder exercises the warrants. As of January 31,2003, the Hemmer warrants to purchase 75,000 shares of common stock have not been exercised.

         Kohn and Sucoff Warrants. In connection with certain financial consulting services provided to Paradigm, Paradigm issued warrants to KSH Investment Group, Inc. to purchase 100,000 shares of common stock. These warrants consist of warrants to purchase 100,000 shares of common stock at any time not later than February 7, 2006 at an exercise price of $4.00 per share. These warrants were subsequently assigned to Helen Kohn and Ronit Sucoff. Warrants to purchase 50,000 shares of common stock were assigned to Helen Kohn (the "Kohn Warrants") and warrants to purchase 50,000 shares of common stock were assigned to Ronit Sucoff (the "Sucoff Warrants"). These warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of Paradigm's assets. Paradigm is not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holders of the warrants will not possess any rights as shareholders unless and until the holders exercise the warrants. As of January 31,2003, none of the Kohn or Sucoff Warrants has been exercised.

         Kaplan Warrants. In connection with certain consulting services provided to Paradigm, Paradigm issued warrants to Barry Kaplan Associates to purchase 100,000 shares of common stock. Each warrant entitles Kaplan to purchase one share of common stock at an exercise price of $3.00 per share. The warrants are exercisable through May 15, 2004. The warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of Paradigm's assets. Paradigm is not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants. As of January 31,2003, none of the Kaplan warrants has been exercised.

         Rodman & Renshaw Warrants. In connection with certain consulting services provided to Paradigm, Paradigm issued warrants to Rodman & Renshaw to purchase 35,000 shares of common stock. Each warrant entitles Rodman & Renshaw to purchase one share of common stock at an exercise price of $2.00 per share. The warrants are exercisable through May 13, 2006. The warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of Paradigm's assets. Paradigm is not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants. As of January 31,2003, none of the Rodman & Renshaw warrants has been exercised.

         Warrants Issued to Archambeau, Banzhaf, Lipson, MacLeod, MacLeod Profit Sharing Trust, St. Mark's Eye Institute, Milan Holdings, Ltd., Mauro and Reichardt. In connection with its September 6, 2002 private placement, Paradigm issued warrants to Paul L. Archambeau, M.D., John H. Banzhaf, Daniel S. Lipson, Douglas A. MacLeod, M.D., Douglas A. MacLeod, M.D. Profit Sharing Trust, St. Mark's Eye Institute, Milan Holdings, Ltd., Frank G. Mauro and Delbert D. Reichardt to purchase an aggregate of 788,750 shares of common stock. These warrants are exerciseable at any time not later than September 6, 2005 at an exercise price of $.25 per share. These warrants contain provisions that protect holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events including stock dividends stock splits, mergers and the sale of substantially all of Paradigm's assets. The Company is not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holders of the warrants will not possess any rights as shareholders of Paradigm unless and until the holders exercise the warrants. As of January 31, 2003, none of these warrants has been exercised.

         Certain Provisions of Certificate of Incorporation. Paradigm's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, its directors shall not be liable to it and its stockholders. The Certificate of Incorporation also contains provisions entitling the officers and directors to indemnification by Paradigm to the fullest extent permitted by the Delaware General Corporation Law.

         Indemnification Agreements. Paradigm has entered into indemnification agreements with its officers and directors. Such indemnification agreements provide that Paradigm will indemnify its officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement arising out of threatened, pending or completed legal action against any officer or director to the fullest extent permitted by the Delaware General Corporate Law.

         Transfer and Warrant Agent. Paradigm's transfer agent and registrar for its common stock and the Warrant Agent for the Class A warrants is Continental Stock Transfer & Trust Company, New York, New York.


                              PLAN OF DISTRIBUTION

         We may solicit the exercise of Class A warrants through a registered or licensed broker-dealer. Upon exercise of Class A warrants, Paradigm will pay such soliciting broker-dealer a fee of 5% of the aggregate exercise price of Class A warrants exercised, if: (i) the market price of the common stock on the date the Class A warrant is exercised is greater than the then exercise price of the Class A warrant; (ii) the exercise of the Class A warrant was solicited by a member of the National Association of Securities Dealers, Inc.; (iii) the Class A warrant is not held in a discretionary account; (iv) disclosure of the compensation arrangements was made by delivery of this prospectus or otherwise) both at the time of the offering and at the time of exercise of the Class A warrant; and (v) the solicitation of exercise of the Class A warrant is not in violation of Regulation M.

         In connection with the solicitation of the Class A warrant exercises, the soliciting broker-dealer will be prohibited from engaging in any market-making activities with respect to Paradigm's securities for the period commencing either two or nine business days (depending on the market price of the common stock) prior to any solicitation activity for the exercise of Class A warrants until the later of (a) the termination of such solicitation activity, or (b) the termination (by waiver or otherwise) of any right which the soliciting broker-dealer may have to receive a fee for the exercise of Class A warrants following such solicitation. As a result, the soliciting broker-dealer may be unable to provide a market for Paradigm's securities, should it desire to do so, during certain periods while the respective Class A warrants are exercisable.

         We do not plan to solicit Series E or Series F preferred stockholders regarding the conversion of their Series E or Series F preferred shares into shares of common stock, which have been registered for resale upon conversion.

         The resale of the common stock by the Series E and Series F preferred stockholders that elect to convert their respective shares of Series E and Series F preferred stock to shares of common stock and the holders of Class A warrants, Kenneth Jerome warrants, Cyndel warrants and warrants issued to Dr. Michael B. Limberg, Consulting for Strategic Growth, Ltd., John W. Hemmer, Helen Kohn, Ronit Sucoff, Barry Kaplan Associates, Rodman & Renshaw, Inc., Paul L. Archambeau, M.D., John H. Banzhaf, Daniel S. Lipson, Douglas A. MacLeod, M.D., Douglas A. MacLeod, M.D. Profit Sharing Trust, St. Mark's Eye Institute, Milan Holdings, Ltd., Frank G. Mauro and Delbert D. Reichardt that elect to exercise their respective warrants and purchase common stock (collectively, the "Selling Securityholders"), may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the Nasdaq SmallCap Market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

         Selling Securityholders may effect such transactions by selling their shares of common stock directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase securities as principals and thereafter sell the common stock from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers for whom such broker-dealers act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions). The Selling Securityholders will pay all commissions, transfer taxes, and other expenses associated with the sale of common stock by them.

         The Selling Securityholders and broker-dealers, if any, acting in connection with such sales may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities by them might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the Selling Securityholders against certain liabilities under the Securities Act.

         The only Selling Securityholders who are affiliates of broker-dealers are Steven J. Bayern and Patrick N. Kolenik, who are each an officer, a director and a shareholder of Win Capital Corp. Messrs. Bayern and Kolenik each received stock options as consideration for services as a director of Paradigm. At no time has Mr. Bayern or Mr. Kolenik had any agreements or understandings, directly or indirectly, with any person to distribute the stock options or the underlying common shares to be issued in connection with the exercise of such options.

         From time to time this prospectus will be supplemented and amended as required by the Securities Act of 1933, as amended. During any time when a supplement or amendment is so required, the Selling Securityholders are to cease sales until the prospectus has been supplemented or amended. Pursuant to the registration rights granted to certain of the Selling Securityholders, we have agreed to update and maintain the effectiveness of this prospectus. Certain of the Selling Securityholders also may be entitled to sell their shares without the use of this prospectus, provided that they comply with the requirements of Rule 144 promulgated under the Securities Act.

                                     EXPERTS

         The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-KSB) for the year ended December 31, 2001, have been audited by Tanner & Co., independent auditors, as indicated in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

         The financial statements of Innovative Optics, Inc. appearing in the Company's Form 8-K/A, as filed on May 17, 2002, have been audited by Johnson & Moser, independent auditors, as indicated in their report thereon included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered hereby and certain other legal matters in connection have been passed upon for us by Mackey Price & Thompson, Salt Lake City, Utah.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by Paradigm can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth

Street, N.W., Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a web site at http:/www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including Paradigm.

         We have filed with the Commission a Registration Statement (together with all amendments and exhibits, the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended, with respect to the common stock offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete and reference is made to the copy of such agreement or to the registration statement and to the exhibits and schedules filed therewith. Copies of the material containing this information may be obtained from the Commission upon payment of the prescribed fee.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The  following   documents   filed  by  us  with  the   Commission  are
incorporated herein by reference:

         (1) Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2001, as filed on June 4, 2002;
         (2) Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2002, as filed on June 4, 2002;
         (3)  Quarterly  Report on Form  10-QSB for the  quarter  ended June 30,
              2002;
         (4) Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002;
         (5) Definitive Proxy Statement for Paradigm's 2002 Annual Meeting of Shareholders held on September 27, 2002;
         (6) Definitive Proxy Statement for Paradigm's Special Meeting of Shareholders to be held on December 28, 2001;
         (7)  Current  Report on Form 8-K,  as filed on March 5,  2002;  and
         (8)  Report on Form 8-K/A, as filed on May 17, 2002.

         All documents subsequently filed by Paradigm with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended and prior to the termination of this offering, shall be deemed to be incorporated by reference in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been incorporated herein by reference, other than Exhibits to such documents (unless such Exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to: Heber C. Maughan, interim chief executive officer, Paradigm Medical Industries, Inc., 2355 South 1070 West, Salt Lake City, Utah 84119.

No dealer,  salesman or any other  person    18,849,558 Shares of Common Stock
has been  authorized to give  information
or to make any representations other than
those contained in this Prospectus,  and,
if  given or made,  such  information  or
representations  must not be relied  upon
as having been  authorized by Paradigm or
the Underwriter. This Prospectus does not    PARADIGM MEDICAL INDUSTRIES, INC.
constitute   an   offer   to  sell  or  a
solicitation  of any  offer to buy any of             -----------------
the  securities  offered hereby by anyone
in any  jurisdiction  in which such offer                PROSPECTUS
or  solicitation  is not authorized or in
which the  person  making  such  offer or             -----------------
solicitation is not qualified to do so or
to anyone to whom it is  unlawful to make
such offer or  solicitation.  Neither the
delivery of this  Prospectus nor any sale
made   hereunder    shall,    under   any
circumstances,   create  any  implication
that  there  has  been no  change  in the
affairs  of   Paradigm   since  the  date               February __, 2003
hereof.

          ---------------------

            TABLE OF CONTENTS


                                    Page

Prospectus Summary.......................
Risk Factors  ...........................
Use of Proceeds..........................
Selling Securityholders..................
Description of Securities................
Plan of Distribution.....................
Experts..................................
Legal Matters............................
Available Information....................
Documents Incorporated by Reference......

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities being registered, other than underwriting discount (all amounts except the Securities and Exchange Commission filing fee and the NASD fee are estimated):


        Filing fee -- Securities and Exchange Commission.......         $   102
        NASD fee...............................................           2,000
        Printing and engraving expenses........................             500
        Legal fees and disbursements...........................           5,000
        Accounting fees and disbursements......................           1,500
        Blue Sky fees and expenses (including legal fees)......               0
        Miscellaneous..........................................             250
                                                                        -------
Total expenses.................................................         $ 9,352


Item 15.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         In accordance with the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         The Company may not indemnify an individual unless authorized and a determination is made in the specific case that indemnification of the individual is permissible in the circumstances because his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Company may not advance expenses to an individual to whom the Company may ultimately be responsible for indemnification unless authorized in the specific case after the individual furnishes the following to the Company: a written affirmation of his or her good faith belief that his or her conduct was in good faith, that he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful and (2) the individual furnishes to the Company a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct referenced in part (1) of this sentence. In addition to the individual furnishing the aforementioned written affirmation and undertaking, in order for the Company to advance expenses, a determination must also be made that the facts then- known to those making the determination would not preclude indemnification.

         All determinations relative to indemnification must be made as follows:
(1) by the Board of Directors of the Company by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum requirement; or (2) if a quorum cannot be obtained as contemplated in part (1) of this sentence, by a majority vote of a committee of the Board of Directors designated by the Board of Directors of the Company, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee; or (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in part (1) or part (2) of this sentence (however, if a quorum of the Board of Directors cannot be obtained under part
(1) of this sentence and a committee cannot be designated under part (2) of this sentence, then a special legal counsel shall be selected by a majority vote of the full board of directors, in which selection directors who are parties to the proceeding may participate); or (4) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.

         The Company has also entered into Indemnification Agreements with its executive officers and directors. These Indemnification Agreements are substantially similar in effect to the Bylaws and the provisions of the Company's Certificate of Incorporation relative to providing indemnification to the maximum extent and in the manner permitted by the Delaware General Corporation Law. Additionally, such Indemnification Agreements contractually bind the Company with respect to indemnification and contain certain exceptions to indemnification, but do not limit the indemnification available pursuant to the Company's Bylaws, the Company's Certificate of Incorporation or the Delaware General Corporation Law.

Item 16.  Exhibits

    (a) Exhibits
    ------------

         The following Exhibits are filed herewith pursuant to Rule 601 of Regulation S-B or are incorporated by reference to previous filings.

    Exhibit
      No.                           Document Description
    -------                         --------------------

     2.1 Amended Agreement and Plan of Merger between Paradigm Medical Industries, Inc., a California corporation and Paradigm Medical Industries, Inc., a Delaware corporation(1)
     3.1           Certificate of Incorporation(1)
     3.2           Amended Certificate of Incorporation(16)
     3.3           Bylaws(1)
     4.1 Warrant Agency Agreement with Continental Stock Transfer & Trust Company(3)
     4.2           Specimen Common Stock Certificate (2)
     4.3           Specimen Class A Warrant Certificate(2)
     4.4           Form of Class A Warrant Agreement(2)
     4.5           Underwriter's Warrant with Kenneth Jerome & Co., Inc.(3)
     4.6 Warrant to Purchase Common Stock with Note Holders re bridge financing (1)
     4.7           Warrant to Purchase Common Stock with Mackey Price & Williams
                   (1)
     4.8           Specimen Series C Convertible Preferred Stock Certificate(4)
     4.9 Certificate of the Designations, Powers, Preferences and Rights of the Series Convertible Preferred Stock(4)
     4.10          Specimen Series D Convertible Preferred Stock Certificate (7)
     4.11 Certificate of the Designations, Powers, Preferences and Rights of the Series D Convertible Preferred Stock (7)
     4.12          Warrant to Purchase Common Stock with Cyndel & Co. (7)
     4.13          Warrant Agreement with KSH Investment Group, Inc. (7)
     4.14          Warrant to Purchase  Common  Stock with R.F.  Lafferty & Co.,
                   Inc. (7)
     4.15          Warrant to Purchase  Common Stock with Dr. Michael B. Limberg
                   (10)
     4.16          Warrant to Purchase Common Stock with John W. Hemmer (10)
     4.17          Stock Purchase Warrant with Triton West Group, Inc.(12)
     4.18          Warrant to Purchase  Common Stock with KSH Investment  Group,
                   Inc.(12)
     4.19          Warrants  to  Purchase   Common  Stock  with  Consulting  for
                   Strategic Growth, Ltd.(12)
     5.1           Opinion of Mackey Price & Williams
     10.1          Exclusive Patent License Agreement with Photomed(1)
     10.2          Consulting Agreement with Dr. Daniel M. Eichenbaum(1)
     10.3          Lease with Eden Roc (4)
     10.4          1995  Stock  Option  Plan and  forms of  Stock  Option  Grant
                   Agreement (1)
     10.5          Form of Promissory Note with Note Holders re bridge financing
                   (1)
     10.6 Agreement for Purchase and Sale of Assets with Humphrey Systems Division of Carl Zeiss, Inc. (5)
     10.7          Employment Agreement with Thomas F. Motter (6)
     10.8          Asset   Purchase   Agreement   with  Mentor   Corp.,   Mentor
                   Opthalmics, Inc. and Mentor Medical, Inc. (8)

     10.9 Transition Services Agreement with Mentor Corp., Mentor Opthalmics, Inc., and Mentor Medical, Inc. (8)
     10.10         Severance  Agreement  and  General  Release  with  Michael W.
                   Stelzer (8)
     10.11         Consulting Agreement with Dr. Michael B. Limberg (8)
     10.12         Renewed Consulting Agreement with Dr. Michael B. Limberg (10)
     10.13 Mutual Release and Settlement Agreement with Zevex International, Inc. (8)
     10.14         Consulting Agreement with Douglas Adams (8)
     10.15 Agreement and Plan of Reorganization with Paradigm Subsidiary, Inc., and Vismed, Inc. d/b/a Dicon (9)
     10.16         Agreement and Plan of Merger with Paradigm  Subsidiary,  Inc.
                   and Vismed Inc. d/b/a Dicon (9)
     10.17         Registration Rights Agreement with Paradigm Subsidiary,  Inc.
                   and certain shareholders of Vismed, Inc. d/b/a Dicon (9)
     10.18 Indemnification Agreement with Paradigm Subsidiary, Inc. and certain shareholders of Vismed, Inc. d/b/a Dicon (9)
     10.19         Consulting Agreement with Cyndel & Co., Inc. (10)
     10.20 Stock Purchase Agreement with Occular Blood Flow, Ltd. and Malcolm Redman (10)
     10.21         Consulting Agreement with Malcolm Redman (10)
     10.22         Royalty Agreement with Malcolm Redman (10)
     10.23         Registration Rights with Malcolm Redman (10)
     10.24 General Financial Advisory Services Agreement with McDonald Investments Inc. (11)
     10.25         Agreements with Steven J. Bayern and Patrick M. Kolenik (11)
     10.26         Employment Agreement with Mark R. Miehle (12)
     10.27         Employment Agreement with John W. Hemmer (12)
     10.28 Private Equity Line of Credit Agreement with Triton West Group, Inc. (12)
     10.29 Renewed General Financial Advisory Services Agreement with McDonald Investments. (12)
     10.30         Renewed Consulting Agreement with Dr. Michael B. Limberg (12)
     10.31         Agreement with KSH Investment Group, Inc. (12)
     10.32         Renewed Consulting Agreement with Dr. Michael B. Limberg (13)
     10.33         Settlement Agreement with Mentor Corporation (13)
     10.34         Consulting Agreement with Rodman & Renshaw, Inc. (13)
     10.35         Consulting Agreement with Barry Kaplan Associates (14)
     10.36 Asset Purchase Agreement with Innovative Optics, Inc. and Barton Dietrich Investments, L.P.(15)
     10.37 Escrow Agreement with Innovative Optics, Inc., Barton Dietrich Investments, L.P. and Mackey Price & Williams(15)
     10.38         Assignment and Assumption  Agreement with Innovative  Optics,
                   Inc.(15)
     10.39         General  Assignment and Bill of Sale with Innovative  Optics,
                   Inc.(15)
     10.40         Non-Competition and  Confidentiality  Agreement with Mario F.
                   Barton(15)
     10.41         Termination of Employment Agreement with Mark R. Miehle(17)
     10.42         Consulting Agreement with Mark R. Miehle(17)
     23.1          Consent of Mackey Price & Williams (Included in exhibit 5.1)
     23.2          Consent of Tanner & Co.
     23.4          Consent of Johnson & Moser
    -----------------
     (1) Incorporated by reference from Registration Statement on Form SB-2, as filed on March 19, 1996.
     (2) Incorporated by reference from Amendment No. 1 to Registration Statement on Form SB-2, as filed on May 14, 1996.
     (3) Incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2, as filed on June 13, 1996.
     (4) Incorporated by reference from Annual Report on Form 10-KSB, as filed on April 16, 1998.
     (5) Incorporated by reference from Quarterly Report on Form 10-QSB, as filed on August 1, 1998.
     (6) Incorporated by reference from Quarter Report on Form 10-QSB, as filed on November 12, 1998.
     (7) Incorporated by reference from Registration Statement on Form SB-2, as filed on April 29, 1999.
     (8) Incorporated by reference from Annual Report on Form 10-KSB, as filed on March 30, 2000.
     (9)      Incorporated by reference from Form 8-K, as filed on June 5, 2000.
     (10) Incorporated by reference from Report on Form 10-QSB, as filed on August 16, 2000.
     (11) Incorporated by reference from Report on Form 10-QSB, as filed on November 1, 2000.
     (12) Incorporated by reference from Report on Form 10-KSB, as filed on March 15, 2001.
     (13) Incorporated by reference from Report on Form 10-QSB, as filed on June 30, 2001.
     (14) Incorporated by reference from Report on Form 10-QSB, as filed on September 30, 2001.
     (15) Incorporated by reference from Current Report on Form 8-K, as filed on March 5, 2002.
     (16) Incorporated by reference from Amendment No. 1 to Registration Statement on Form S-3, as filed on March 20, 2002.
     (17) Incorporated by reference from Report on Form 10-QSB, as filed on November 19, 2002.

    (b)  Reports on Form 8-K
    ------------------------

         Current Report on Form 8-K, as filed on March 5, 2002.
         Report on Form 8-K/A, as filed on May 17, 2002.

Item 17.  Undertakings

         The undersigned registrant hereby undertakes (a) subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section; (b) to provide the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in the names as required by the underwriters to permit prompt delivery to each purchaser; (c) if any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, to file a post-effective amendment setting forth the terms of such offering; and (d) to deregister, by means of a post- effective amendment, any securities covered by this registration statement that remain unsold at the termination of this offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant also undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

         The undersigned registrant also undertakes that it will file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and (iii) include any additional or changed material information on the plan of distribution.

         The undersigned registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in Salt Lake City, State of Utah, on the 6th day of February, 2003.

                                            PARADIGM MEDICAL INDUSTRIES, INC.




                                            By: /s/ Heber C. Maughan
                                            ------------------------------------
                                            Heber C. Maughan, Interim Chief
                                            Executive Officer, Vice President of
                                            Finance, Treasurer and Chief
                                            Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Heber C. Maughan as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         Signature                          Title                                                Date

 /s/ Heber C. Maughan                   Interim Chief Executive Officer, Vice
----------------------------
Heber C. Maughan                        President of Finance, Treasurer and                    February  6, 2003
                                        Chief Financial Officer (Principal Executive,
                                        Financial and Accounting Officer)

 /s/ Randall A. Mackey                  Chairman of the Board and Secretary                    February  6, 2003
----------------------------
Randall A. Mackey



 /s/ David M. Silver                    Director                                               February  6, 2003
----------------------------
David M. Silver



 /s/ Keith D. Ignotz                    Director                                               February  6, 2003
----------------------------
Keith D. Ignotz